Schedule 14C Information

                        Information Statement Pursuant to
                              Section 14(c) of the
                         Securities Exchange Act of 1934



                  Check the appropriate box:

{   }    Preliminary Information Statement

{   }    Confidential, for Use of the Commission Only
                  (as permitted by)

{ X }    Definitive Statement
             Sonoma International
         --------------------------------------------
         (Name of Registrant as Specified in Charter)

{   }    $125 per Exchange Act Rules 0-11(c)(1)(ii) or 14c-5(g)

{   }    Fee computed on table below per Exchange Act Rules
         14c-5(g) and 0-11

(1)      Title of each class of securities to which transaction applies:
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(2)      Aggregate number of securities to which transaction applies:
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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)      Proposed maximum aggregate value of transaction:
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(5)      Total fee paid:

{   }    Fee paid previously with preliminary materials


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         {   } Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule
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(4)       Date Filed:
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                              SONOMA INTERNATIONAL
                             3690 S. Eastern Avenue
                                    Suite 218
                               Las Vegas, NV 89109


                              INFORMATION STATEMENT

         This Information Statement is furnished to the holders of the common stock, par value $0.001 per share (the "Common Stock"), of Sonoma International (the "Company"), to inform them as to actions to be taken by the Company with the written consent of certain holders of the Company's Common Stock, (the "Consenting Stockholders"). The Consenting Stockholders are the record holders of, in the aggregate, 30,171,553 shares of the Common Stock (representing 50.3% of the 60,000,000 shares outstanding as of October 16, 1996).

         The Board of Directors of the Company has approved an amendment to the Company's Articles of Incorporation (the "Articles of Incorporation") to change the Company's name to American Lodging & Leisure Corporation, to effect a one for 200 reverse split, thereby reducing the number of issued and outstanding shares to 300,000, to set the number of authorized shares at 20,000,000 and to ratify certain agreements dated September 12, 1996 and October 31, 1996, whereby the Company would acquire certain stock and have assets transferred into the Company (the "Agreements"). Under Nevada law and the Company's Articles of Incorporation, the affirmative vote of a majority of the outstanding stock entitled to vote thereon is required to approve the amendment to the Company's Articles of Incorporation that changes the Company's name and the number of authorized shares of Common Stock and effects a reverse stock split. The Consenting Stockholders gave their written consent to so amend the Company's Articles of Incorporation on November 6, 1996. In addition, such stockholders ratified the approval of the Agreements, ratified past acts of the Company's Directors, and adopted a long term incentive award program for Company employees and non-employee directors ("the Incentive Plan"). Since the Consenting Stockholders own more than the majority of the outstanding shares of Common Stock entitled to vote thereon, the increase in the number of authorized shares has been approved by the necessary vote of stockholders and the ratification of the Agreement was approved. Accordingly, the Company is not seeking written consents from any of its other stockholders.


     WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT
                          TO SEND US A CONSENT OR PROXY


         This Information Statement is being mailed on or about November 14, 1996, to stockholders of record on November 4, 1996. The Company intends to take all necessary action to amend the Company's Articles of Incorporation on or after December 5, 1996 (20 days from the date of the mailing of this Information Statement) (the "Effective Date").

         The Company's Common Stock is not presently traded in an active market.

                                VOTING SECURITIES

         The close of business on November 4, 1996, has been fixed by the Board of Directors as the record date for determination of stockholders entitled to execute written consents to authorize the increase in the


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Page 4


number of authorized shares and the ratification of the Approval. The securities entitled to consent to the amendment to the Company's Articles of Incorporation consist of shares of Common Stock. Each share of Common Stock entitles its owner to one vote. Common Stock is the only outstanding class of voting securities authorized by the Company's Articles of Incorporation.

         The following table sets forth, as of November 1, 1996, the number of shares and percentage of the outstanding Common Stock beneficially owned by each person known by the Company to own more than 5% of the outstanding Common Stock.

                                               Beneficial Ownership(1)
                                 Number of Shares                   Percent

B.D.C. International             4,000,000                     6.7%
Timespell, Inc.                  5,000,000                     8.3
Amber Unlimited                  9,652,553                    16.1
Leonel Breault                   3,331,500                     5.6
Sutley Family Trust              4,820,000                     8.0
Linda Bergeron                   5,000,000                     8.3

(1) The officers and directors of the Company, three people, do not own stock in the Company.

                                     General

         The Board of Directors of the Company has approved; (i) an amendment to the Company's Articles of Incorporation changing the Company's name to "American Lodging & Leisure Corporation" (ii) an amendment to the Company's Articles of Incorporation to effect a one for 200 reverse stock split; (iii) an amendment to the Company's Articles of Incorporation to set the number of authorized shares to 20,000,000; and (iv) the Agreements; (v) past acts of the Board of Directors; and (vi) the Incentive Plan. A copy of the amendment to the Articles of Incorporation effecting this recapitalization, in substantially the form in which it is proposed to be filed, is attached as Exhibit A, and a copy of the amendment to the Articles of Incorporation changing the Company's name, in substantially the form in which it is proposed to be filed, is attached as Exhibit B. The Consenting Stockholders have approved these amendments which are planned to become effective on the Effective Date.

         The reverse stock split will not materially affect any stockholder's proportionate equity interest in the Company or the relative rights, preferences, privileges or priorities of any stockholder. However, the amendment will permit the Company to issue additional shares of Common Stock, and upon any such issuance the existing stockholders of the Company would own proportionately less of the outstanding capital stock of the Company.

                            Purpose of the Amendments

         The Board of Directors has approved and recommended that the stockholders of the Company approve an amendment to the Company's Articles of Incorporation for the purpose of effecting a one for 200 reverse stock split and setting the number of authorized shares of Common Stock to 20,000,000 and change the Company's name.

         Currently there are 60,000,000 shares of Common Stock issued and outstanding. The Company


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Page 5


presently has 60,000,000 shares authorized for issuance. The Company has not had operations for several years, but (i) in September 1996, the Company entered into an agreement with Clear Creek Investments, L.L.C., and holders of the limited partnership interests in Jamestown Resort & Marina, Ltd. whereby at least $10,000,000 in assets would be placed into the Company; and (ii) in October 1996, the Company entered into an agreement with the shareholders of Key West Conch Harbor, Inc. a Florida corporation ("Key West") to acquire all the outstanding common shares of Key West thereby making Key West a wholly owned subsidiary of the Company. As a result of the transfer of these assets and the acquisition of Key West, the Company would then have operations. Because all of the Company's authorized shares of Common Stock are issued and outstanding, the Company cannot issue additional shares of Common Stock to acquire the above described assets and common stock nor can the Company pursue additional financing through the issuance of shares of Common Stock or make other acquisitions through the issuance of Common Stock.

         The Agreements contemplate a reverse stock split to reduce the current number of outstanding shares of Common Stock to 300,000 and the issue of 1,700,000 shares of Common Stock in connection with the transfer of the Jamestown assets into the Company and the issue of 300,000 shares of Common Stock in connection with the acquisition of Key West. To be able to issue shares for the transfer of assets and acquisition of Key West as well as obtain additional capital through the issuance of Common Stock, the Company's management has determined that 20,000,000 shares of Common Stock is an appropriate number of shares to be authorized.

         Management of the Company believes that there are several disadvantages to the Company and its shareholders for stock to be low priced. For example,
Section 15(g) of the Securities Exchange of 1934 regulates trading in certain "penny stocks". These "penny stock rules" relate to stocks that, among other standards, trade for less than $5.00 per share. However, if such shares trade, among other places, on the Nasdaq SmallCap Market or the Nasdaq National Market, these rules do not apply. These rules require, among other things, that brokers who trade "penny stocks" other than to "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stocks" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. Management of the Company believes that by decreasing the number of shares presently outstanding, it will increase the per share value of the Common Stock as well as make it more likely that the Company may be able at some time in the future qualify for trading on the Nasdaq SmallCap Market or the Nasdaq National Market. However, there can be no assurance that this will occur.

         The combined effect of these transactions would be to set the number of shares of Common Stock presently issued and outstanding to 300,000 and set the number of authorized shares to 20,000,000. The par value of the stock, $0.001 per share, would not be changed.

         Management of the Company also believes that a new name will more accurately reflect the business activities and operations of the Company and therefore is in the process of changing the name of the Company to "American Lodging & Leisure Corporation". Assuming that this name proves to be available and does not infringe upon another entity's name or any other proprietary right, the Company's name will be changed to "American Lodging & Leisure Corporation". If this proposed name proves not to be available, the Company name will remain as it is.




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Page 6


                             Approval of Agreements

         The Board of Directors of the Company have approved the Agreements. Although not required by Nevada or federal laws, the Board of Directors of the Company has sought the ratification and approval of its stockholders to the Agreements due to materiality of the transactions contemplated thereby, which ratification and approval has been received. The Agreements are described below.

                             Description of Business

         Sonoma International is a Nevada corporation formed in 1940 which principally engaged in the quicksilver mining business until the mid-1970's when its operations ceased. Thereafter, the Company undertook several other operations that did not materialize as expected, including a real estate development that was struggling. In 1985, the Company's Directors restructured the Company with the purpose of finding an acquisition through the issuance of Common Stock that would provide the Company additional assets and operations.

         As part of this 1985 restructuring, the number of authorized shares of Common Stock was increased to 60,000,000 from 12,500,000 and the par value reduced from $0.40 to $0.001. Essentially, the equity capital structure of the Company was determined at that time. Since February of 1988, Sonoma International has focused on finding assets that could be acquired by the Company so that the Company could again become an operating entity.

         During the 1988 fiscal year, Mr. Gary V. Sutley and others were issued shares of Common Stock in consideration of transferring assets to the Company of an entity affiliated with Mr. Sutley. Several million shares of Common Stock were issued to various people in connection with these transactions. In February of 1988, Mr. Sutley and others became directors of the Company. At that time the Company focused on identifying assets and liabilities of the Company, settling liabilities, and seeking new business opportunities for the Company.

         Until May, 1995, the Company's efforts to find operating assets and settle outstanding liabilities were not successful. In May, 1995, the Company entered into an agreement with Atrium Place Hotel, Inc. ("ATHI") whereby the Company agreed to be reorganized in consideration of acquiring all of the issued and outstanding capital stock of ATHI (the "ATHI Agreement"). The ATHI Agreement required that the Company be reorganized such that 20% of the issued and outstanding shares of Common Stock be owned by the Company's existing shareholders and 80% of the issued and outstanding shares of Common Stock be owned by the shareholders of ATHI. The ATHI Agreement required that ATHI transfer assets to the Company whose net worth exceeds $4,000,000.

         As part of the ATHI Agreement, Harry W. Hendersen, Barbara Hendersen, and Angie L. Hochanadel agreed to become Directors and Officers of the Company, and Gary V. Sutley, the Company's sole remaining director and officer, agreed to resign all offices.

         In connection with the ATHI Agreement, the Company agreed to obtain releases from all of its present liabilities. The Company obtained agreements with three judgment creditors of the Company and another creditor, as part of an overall settlement between several parties and the Company, that all obligations between the Company and said creditors would be discharged. The effect of these settlements would be to relieve the Company of all obligations. As of October 10, 1995, these agreements had all been


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Page 7


entered into and remain in effect as to the JRML Agreement. Four agreements are subject to trading commencing in the Company's capital stock. See Footnote D to the accompanying financial statements.

         In connection with the reorganization, the Company agreed to obtain releases from all of its present liabilities. In consideration of the services rendered to the Company by Mr. Gary V. Sutley and Linda Starner and/or nominees of each, the Company agreed to issue to Mr. Sutley and Ms. Starner and/or nominees of each an aggregate of 33,347,553 shares of Common Stock. Furthermore, the Company obtained agreements with three judgment creditors of the Company and another creditor, as part of an overall settlement between several parties and the Company, that all obligations between the Company and said creditors would be discharged. The effect of these settlements was to relieve the Company of all obligations assuming that the transaction was completed as contemplated. As of October 10, 1995, these agreements had all been entered into and remain in effect as to the JRML Agreement.

         During the 1996 fiscal year, those activities did not materialize. The assets were not transferred to the Company as required and the ATHI Agreement was formally terminated on September 12, 1996. In the summer of 1996, the Company sought new arrangements for operating assets and entered into a new agreement described below with Clear Creek Investments, LLC, among others, whereby at least $10,000,000 in assets would be transferred to the Company.

                                  ACQUISITIONS

Agreement to Acquire Jamestown Resort & Marina, Ltd.

         As of September 12, 1996, the Company entered into an agreement with Clear Creek Investments, L.L.C., a Kentucky limited liability company ("Clear Creek"), and holders of the limited partnership interests in Jamestown Resort & Marina, Ltd., a Kentucky limited partnership ("JRML"). Clear Creek is the sole stockholder of Jamestown Resort & Marina, Inc., a Kentucky corporation ("JRMI") which is the general partner of JRML. JRML owns a Resort and Marina located on Lake Cumberland in South Central Kentucky.

         The address of Clear Creek is 3000 Lexington Financial Center, Lexington, Kentucky 40507.

         The Agreement requires the transfer and assignment to Sonoma of all the capital stock of JRMI and all limited partnership interests of JRML (collectively, the "Transferred Securities"). There are several conditions to closing, including without limitation : (i) the delivery to the Company of an appraisal which states that the assets of Jamestown, as of the date of the appraisal, have a fair market value of not less than $10,000,000, which appraisal has been delivered to the Company; and (ii) that the Company effect a one for twenty reverse split. The Company has subsequently determined to effect a one for 200 reverse split, leaving 300,000 shares issued and outstanding. In consideration for the transfer of the Transferred Securities, the Company will issue 1,700,000 shares of Common Stock to Clear Creek, and affiliated, related and non-related entities or individuals for the acquisition of JRMI.

Description of JRML

         JRML is a Resort and Marina located on the North shore of Lake Cumberland in Kentucky. Lake Cumberland is a 53,000 acre, 101 mile long, lake in South Central Kentucky which was impounded by Wolf Creek Dam, a project developed by the U.S. Army Corps of Engineers (the "Corps") on the Cumberland River. The lake has an average depth of 120 feet and is navigable by small boats and large crafts.


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         The Resort and Marina is located on approximately 291 acres on land and water three miles east of Jamestown, Kentucky on land leased from the U.S. Army Corps of Engineers. Jamestown, Kentucky is approximately 16 miles north of the Tennessee border and is within a two hour drive from Lexington and Louisville, Kentucky and Nashville, Tennessee. Kentucky Highway 92 terminates at the Resort and Marina.

Background

         JRML was formed in 1987 and was assigned an option to acquire an existing entity that operated cottages and a small boat dock on a portion of the land now leased by JRML. After the option to acquire the existing facility was exercised in August of 1987, JRML formally entered into a lease agreement with the Corps for a term of 25 years. The term of the lease was subsequently extended for another 25 years so that the term of the lease now expires in the year 2037. JRML assumed day-to-day operation of the Resort and Marina in November, 1987.

         Upon acquisition of such entity, JRML immediately embarked on a plan to construct an extremely attractive, world class Resort and Marina. While initially keeping the existing 17 cabins, the rest of the facilities were removed. Expansion began in 1987 and included a 7,200 square foot head boat facility which contains the Ship Store and restaurant, five sixty foot fuel piers, 571 slips and a 1,600 square foot floating maintenance building with repair slip and hoist. These facilities were completed in 1988.

         In 1989 JRML completed construction of a 40 unit all suite Lodge. The Lodge is located on an island around which the marina is constructed. The island is connected to the mainland by a causeway built by the Commonwealth of Kentucky after the acquisition of the leasehold by JRML. JRML entered into a development agreement with the Commonwealth of Kentucky whereby the Commonwealth paid almost $2,000,000 for the island/causeway improvements, and JRML agreed to pay an annual 1% of revenue fee to the Commonwealth. Since 1989, JRML has continued to expand and improve the Resort and Marina.

Present Facility

         JRML derives revenues principally from marina slip rentals, boat rentals, lodging, fuel sales, restaurant sales and sales from the ship's store. The following table sets forth the percentage of revenues derived from these categories for the eight calendar months ended August 31, 1996:

                  Category                                    Percentage

                  Slip Rentals                                  26.9%
                  Boat Rentals                                  19.0
                  Lodging                                       17.6
                  Fuel                                          15.0
                  Restaurants                                    9.7
                  Ship Store                                     9.6
                  Other                                          2.2
                                                             -------
                  TOTAL                                        100.0%

Marina

         JRML has 805 total wet slips, 645 of which are annual rental, many of which are covered, and range


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in size from 22 feet by 70 feet to 10 feet by 20 feet. Most of these slips have metered electricity, cable television and telephone connections. In addition, there are 160 slips used for overnight slip rentals and slips for JRML's rental fleet.

         To maximize available water acreage, the marina is of U shaped design and is built around the island which is located in the midst of the Resort and Marina. The marina is constructed on a floating dock system and is designed to operate at all levels of the lake which fluctuates as much as 80 feet during the year.

Ship Store, Restaurant and Fuel

         The Ship Store is part of the head boat facility, the main building on the floating dock, and is centered immediately off the island. The Ship Store has approximately 8,000 square feet. The Ship Store derives its revenue principally from sale of marine supplies, clothing, groceries, full service restaurant, gifts and tobacco. The full service restaurant has a 120 seat capacity. Five fueling slips are located adjacent to the Ship Store and are 20 feet by 60 feet with eight fuel pump stations. There are three fully code compliant fiberglass fuel tanks, two 12,000 gallon tanks and a 6,000 gallon tank, installed in the ground on the island.

Yacht Club and Snack Bar

         JRML's Yacht Club facility, which is located near the Ship Store, has 2,500 square feet plus 900 square feet of covered patio for outdoor dining and special events. The snack bar and ice cream store, located nearby and close to the fueling slips, has 720 square feet and contains open patio type seating.

Room Rentals

         JRML rents 18 cabins, a two story (model) Condominium, and 40 suites in the Lodge. Of the 18 rental cabins, six are one bedroom, eight are two bedrooms and four are three bedrooms, all having a fully equipped kitchen. All of the Lodge suites have at least two rooms, a bedroom and living room. Two of the forty suites have been adapted for handicapped individuals and four have a fireplace and fully equipped kitchen and counter wet bar. The Corps of Engineers has approved a development plan for 52 privately owned Condominiums whereby JRML will manage and receive a net 40% of the revenues from those rentals. The Lodge is located on the island and the cabins, and the model Condominium and future development lots are located on the shore.

         The Lodge includes a meeting room that can accommodate 100 people and be partitioned into two rooms. All cabins, suites in the Lodge and the Condominium have cable television and most have VCRs.

Boat Rentals

         The rental fleet consists of 19 pontoon boats and 30 houseboats and 27 of the houseboats are considered luxurious having amenities such as air conditioning, full service kitchens and full service bathrooms. The 19 pontoon boats are 24 feet in length and are equipped with deck chairs. Three houseboats are 56 feet by 16 feet and sleep twelve. Twenty five of the house boats are 60 feet by 14 feet and sleep eight while two of the houseboats are 70 feet by 16 feet and sleep twelve. The houseboats are marketed as an extension of JRML's lodging and are rented as "boatel rooms" when they are not out on the lake as rental boats.



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         The Jamestown Queen is a 140 passenger paddle boat that is used for sight seeing, dinner and party cruises. The paddle boat is equipped for dining, dancing and is marketed toward catered social events for groups. The revenue figures for boat rentals summarized above exclude revenues derived from The Jamestown Queen. JRML has discontinued rental of ski boats, fishing boats and wave runners because of liability concerns

Other revenue Sources, Facilities and Expansion

         JRML also derives revenues from the maintenance and repair of boats, boat brokering, telephone service, and miniature golf, among other sources of revenues. There are a variety of administrative and maintenance facilities located throughout the Resort and Marina that support the facility's operation.

Lease with the U.S. Department of the Army

         JRML leases approximately 291 acres, including water and land, on which the Resort and Marina are located, from the Corps. The original term of the lease ends December 31, 2012, but the term has been extended to December 31, 2037. JRML may terminate the lease at any lease year upon six months notice, and the Corps may terminate the lease if JRML violates the lease and continues to do so for 60 days after notice of the violation in writing.

         Rent on the lease is calculated based on an assumed break even point. JRML must pay 0.75% of all sales and 2.25% of all rents and services below the break even point. Gross income between the break even point and twice the break even point requires the payment of 2.25% of sales and 6.75% of rents and services. Gross revenue in excess of twice the break even point requires the payment of 3.00% of sales and 7.00% of rents and services. For the calendar years ended December 31, 1995 and 1994, JRML paid $ 67,788 and $64,461 in rent, respectively. The lease prohibits gambling on the premises. The one percent development rent paid to the Commonwealth of Kentucky was $40,108 in 1995 and $37,046 in 1994.

Acquisition of Key West Conch Harbor, Inc.

         As of October 31, 1996 the Company entered into an agreement with the current shareholders of Key West to acquire all of the outstanding and issued shares of common stock of Key West. Upon closing, the former Key West shareholders will receive a total of 300,000 shares of common stock in the Company. Key West owns and operates a marina located in Key West, Florida.

Description of Key West

         Key West Conch Harbor Marina is located on the Northwest corner of Caroline and Grinnell Streets in the developing "Old Town" area of Key West, Florida. The approximately 2-acre or 82,000 square foot site has an estimated 251 feet of frontage on Caroline Street and 221 feet of shoreline along a waterway known as the Key West Bight.

Background

         Key West began development of the Marina in May, 1995 when construction of the dock and fueling facility began. Currently the Marina has a new 450 foot dock with two 100-foot finger piers, a Texaco Star Port fueling dock and an on-shore fuel containment area.


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Page 11


         Development of the Marina is continuing with construction of Marina office space for Marina operations, a shower and restroom facility, restaurant and retail shop space planned for the near future. In August, 1995 Key West entered into an agreement with the City of Key West whereby Key West granted the City an easement to allow the proposed "Harborwalk" (a pedestrian boardwalk encircling the Key West Bight) to proceed without interruption across Key West's marina property. Key West believes that the Harborwalk will enhance the marina property as it will provide marina customers access to and from the "Old Town" section of Key West.

Present Facility

         Key West derives its current revenue from two primary sources, fueling operations and slip rentals. Fueling operations began in February of 1995, and slip rentals began in July, 1995. Prior to February, 1995, Key West leased this facility to another party. Unlike Jamestown which is primarily designed to service personal watercraft, Key West was designed to also accommodate and service commercial watercraft such as the Dixie Duck Gambling Boat, which rents approximately 200 feet of dock space, and commercial day rate fishing boats.

         A portion of the dock has been designated or allocated to "transient' slips which are available at a day rental rate and which cater to the non-commercial pleasure boat customer.

         Due to the ongoing development of Key West and the changing character of the neighborhood around it, the Company believes that it is important to remain flexible and to keep its current plan open- ended so that it may respond to its commercial environment as it changes.

Future Development

         Key West is currently planning to develop a marina office area in which to run its operations, but also to include shower/restroom facilities to be used by slip renters and a small convenience store to primarily service the needs of its customers who use its facility. In addition, Key West is planning to add a restaurant and retail shops which it would not operate itself but lease to third parties. Key West would then derive revenue from the leases.

Employees

         JRML employs 20 full time people throughout the year. These employees are principally responsible for the management of the Resort and Marina, its maintenance as well as services provided throughout the year. With the exception of the Ship Store and Restaurant the Resort and Marina essentially remains open in the winter and fully operational during the other seasons.

         The number of JRML's employees increases to 50 in the spring and fall and 150 in the summer, essentially Memorial Day through Labor Day.

         Key West employs a general manager, dock master and four dock hands. Because Key West's operations are not seasonal, the number of employees is the same throughout the year.





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Page 12


Competition

         There are a total of nine other marinas on Lake Cumberland. These marina's are generally smaller than that of JRML. JRML is the newest and highest quality facility on Lake Cumberland and in the entire region. Almost all of the slip rental rates are higher than those of other marinas on Lake Cumberland and in the entire area which management believes reflects the higher quality slips and many additional amenities at JRML.

         JRML does, however, compete with a variety of other recreational and entertainment activities in the Kentucky and Tennessee area. JRML's customers are principally from Kentucky and Ohio. There are a large number of recreational, entertainment and vacation activities, many of which have significantly greater resources than those of JRML that are located in Kentucky, Ohio and Tennessee.

         There are several slips and fueling operations located in Key West, Florida and in the Florida Keys, many of which service the same markets as that of Key West. Most of these have a substantially longer operating history and, consequently, developed client base. Many of them have significantly greater financial and other resources than those of Key West.

Environmental Matters

         JRML's and Key West's operations are subject to various federal, state and local laws and regulations relating to the environment. Violation of any of these statutes and regulations or orders issued thereunder could result in civil or criminal enforcement actions. In addition to other applicable law, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, provides for cleanup of sites from which there has been a release or threatened release of hazardous substances and authorizes the Environmental Protection Agency to take any necessary response actions at such sites, including requiring potentially responsible parties to take or pay for such actions.

         JRML and Key West are not aware of any potentially material environmental liability relating to any property in which JRML or Key West has an interest; however, there can be no assurance that no such liability exists, or that future developments will not result in material costs and liabilities being imposed on JRML or Key West.

Legal Proceedings

         JRML has no legal proceedings pending other than two lawsuits involving former employees and one liability claim. Management of JRML does not consider these lawsuits material. Key West is currently involved in a legal proceeding with an agency of the State of Florida whereby the agency is attempting to have the court declare that certain land at the bottom of the Bay belong to the State of Florida and not to Key West. The state court found in favor of Key West and the State of Florida has appealed to the Florida has appealed to the Florida Court of Appeals..

            Market for Common Equity and Related Stockholder Matters.

         The Company's Common Stock has not been traded for the last several years because of the Company's inactivity and there has been no market for the Company's Common Stock for more than two years prior to June 30, 1996. The Company anticipates that trading will commence following the filing of


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Page 13


Form 10-KSB on the NASDAQ Bulletin Board, although there can be no assurance that such market will develop.

         As of September 15, 1996 there were approximately 2,950 holders of record of the Company's common stock, according to the records provided by the transfer agent.

         No cash dividends on the common stock has been declared or paid during the two years ending June 30, 1996, and there are currently no plans to pay a cash dividend.

            Management's Discussion and Analysis or Plan of Operation

Fiscal Year Ended December 31, 1995, Compared to Fiscal Year Ended December 31, 1994

         Reference is made to the financial statements included herein and the following is qualified in its entirety by the more detailed information contained therein.

         While gross profit increased $173,835, JRML's loss for the year ended December 31, 1995, increased to $611,060 from $506,033, an increase in the loss of $105,027. Two factors offset the increase in gross profit, an increase of $188,409 in selling, general and administrative expense and an increase of $117,523 in interest expense. The principal increase in selling, general and administrative expense is attributable to increase in maintenance expense. The increase in interest expense related to additional borrowing and variable rates of certain indebtedness of JRML.

         Gross profit margins were similar in both years, 53.3% in 1995 and 53.5% in 1994. Revenues, however, increased $336,215, or 9.1%, to $4,020,022 from $3,683,807. The largest increases in revenue came from an increase of $170,842 in annual slip fees, an increase of $42,635 in fuel sales, and an increase of $40,399 in convenience store and merchandise sales. The increase in annual slip fees is attributable principally to an increase in the number of slips at JRML, and the fuel sales and convenience store merchandise sales are attributed principally to increased traffic related to the additional slips.

         Included in the net losses are non cash flow items for amortization and depreciation of fixed assets and goodwill amounting to $608,855 and $635,925 in 1995 and 1994, respectively. After taking into account these non cash items the net loss for 1995 and 1994 would be reduced to $2,205 in 1995 and net loss would become net income of $129,892 in 1994. Management of JRML believes that these items clarify understanding of JRML's operational cash flow, that is, amortization and goodwill expenses are added to its net loss and scheduled mortgaged payments are subtracted. The expenses are non-cash expenses and, although expensed to reflect a decrease in the value of assets, the expenses do not reflect the enhanced value of the assets derived from JRML's operations.

         Key West's revenues increased in 1995 to $653,913 from $166,390 in 1994. This increase was principally due to the expansion of the facility to provide fueling operations at the marina. In addition, the slips were expanded at the facility. Increased general and administrative costs and interest expense related to the financing incurred in connection with the expansion increased expenses resulting in a net loss for 1995 of $166,484 compared to a 1994 loss of $120,375.

Liquidity and Capital Resources

         JRML has incurred losses throughout its existence. At December 31, 1995, these losses resulted in a partner's deficit totaling $4,047,563. While these losses have continued, JRML has focused on increasing its cash flow from operations. In 1996, as part of this plan, JRML was able to restructure and reduce its indebtedness by approximately $2,600,000. Management of JRML believes that the consequent reduction in interest payments will increase the cash available for operations and debt service. In addition, the Company and JRML are planning to reduce JRML's indebtedness further through the sale of equity.

         Key West has refinanced its mortgage debt in 1996 which will aid in the lowering cost of operation. In addition, Key West's expansion of its fuel facility has increased cash flow.

                            Ratification of Past Acts

         The Company has not had an annual meeting of Stockholders since 1985. The Company is asking the Consenting Stockholders to ratify the acts of the Company's directors since that time other than those acts that constitute illegalities or improprieties.

                          1996 Long Term Incentive Plan

         As a performance incentive and to encourage ownership of the Common Stock of the Company, the Consenting Stockholders have adopted the 1996 Long Term Incentive Plan ("the Plan"). An aggregate of 350,000 shares of the common stock of the Company has been authorized and reserved for issuance under the Plan pursuant to the exercise of options or the grant of restricted stock awards. The Plan is intended to qualify for favorable treatment under Section 16 of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder.

         The Plan provides for the grant of "incentive stock options" as defined in Section 442 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock awards and stock appreciation rights (collectively the "Awards"). The Plan will be administered by a Committee of the Board of Directors which will consist of two or more directors who are deemed "disinterested" within the meaning of Rule 16b-3. The Committee has the sole authority to grant Awards under the Plan.

         All of the Company's employees, independent directors and advisors are eligible to receive Awards under the Plan, but only employees of the Company are eligible to receive incentive stock options.

                          Engagement of New Accountant

         On September 16, 1996, the Company filed a Current Report on Form 8-K reflecting the engagement by the Company of King Burns & Co. as the Company's independent accountants.

Effectiveness

         In accordance with Nevada law and notwithstanding approval of the amendment by Consenting Stockholders, at any time prior to the filing of the Certificate of Amendment, the Board of Directors may, in its sole discretion, abandon the proposed amendments or approval of the Agreement without any further action by stockholders.

                            FINANCIAL STATEMENTS AND
               REPORTS OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                              SONOMA INTERNATIONAL
                             (A NEVADA CORPORATION)


                             JUNE 30, 1996 AND 1995

                              SONOMA INTERNATIONAL
                             (A NEVADA CORPORATION)

                          Index to Financial Statements


                                                                     Page

Reports of Independent Certified Public Accountants                   1

Financial Statements
    Balance Sheet                                                     3
    Statements of Operations                                          4
    Statements of Changes in Stockholders' Deficit                    5
    Statements of Cash Flows                                          6
    Notes to Financial Statements                                     7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Sonoma International
Palm Springs, California

We have audited the accompanying balance sheet of Sonoma International as of June 30, 1996, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above present fairly, in all material respects, the financial position of Sonoma International as of June 30, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has no assets to pay its obligations and has been inactive for a number of years. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                   King, Burns & Company, P.C.


Dallas, Texas
September 13, 1996

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Sonoma International
Palm Springs, California

We have audited the accompanying statements of operations, stockholders' deficit, and cash flows of Sonoma International for the year ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statements of operations, stockholders' deficit and cash flows referred to above present fairly, in all material respects, the results of its operations and its cash flows of Sonoma International for the year ended June 30, 1995, in conformity with generally accepted accounting principles.





SKEEHAN & COMPANY
November 1, 1995

                              SONOMA INTERNATIONAL
                             (A Nevada Corporation)
                                  Balance Sheet
                                  June 30, 1996


                                                                                                            1996
                                                                                                       ----------------

TOTAL ASSETS                                                                                         $               -
                                                                                                       ================


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
     Accrued liabilities                                                                                           275
     Accrued interest                                                                                          252,435
     Notes payable                                                                                             262,391
                                                                                                       ----------------

            Total current liabilities                                                                          515,101
                                                                                                       ----------------

            Total liabilities                                                                                  515,101
                                                                                                       ----------------

Commitments and contingencies (Notes C, D, E and H)

Stockholders' deficit
     Common stock, $.001 par value, authorized, issued
         and outstanding shares, 60,000,000                                                                     60,000
     Additional paid-in capital                                                                              4,274,616
     Accumulated deficit                                                                                    (4,849,717)
                                                                                                       ----------------

            Total Stockholders' Deficit                                                                       (515,101)
                                                                                                       ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                                          $               -
                                                                                                       ================





















The accompanying notes are an integral part of these financial statements.

                              SONOMA INTERNATIONAL
                             (A Nevada Corporation)
                            Statements of Operations
                   For the years ended June 30, 1996 and 1995



                                                                                    1996                1995
                                                                              ----------------    ---------------


Revenue                                                                       $             -   $              -
                                                                              ----------------    ---------------

Expenses
     Professional fees                                                                 13,975                  -
     Consulting fees                                                                        -             75,000
     Interest                                                                          11,284             34,240
     State taxes                                                                       (4,828)               800
                                                                              ----------------    ---------------
         Total expenses                                                                20,431            110,041

Gain on the reduction of obligations                                                   28,363                  -
                                                                              ----------------    ---------------

Net income (loss) before extraordinary item                                             7,932           (110,041)

Extraordinary item
     Gain from conversion of debt to equity net of income taxes of $-0-               418,699                  -
                                                                              ----------------    ---------------

Net income (loss)                                                             $       426,631   $       (110,041)
                                                                              ================    ===============

Net income (loss) per common share before extraordinary item                  $          0.00   $           0.00
                                                                              ================    ===============

Net income (loss) per common share for extraordinary item                     $          0.01   $              -
                                                                              ================    ===============

Net income (loss) per common share                                            $          0.01   $          (0.00)
                                                                              ================    ===============


Weighted average shares outstanding                                                47,774,591         25,579,850
                                                                              ================    ===============

















The accompanying notes are an integral part of these financial statements.

                              SONOMA INTERNATIONAL
                             (A Nevada Corporation)
                 Statement of Changes in Stockholders' Deficit
                       Years ended June 30, 1996 and 1995


                                                                       Additional
                                             Number of      Common      Paid-In    Accumulated
                                              Shares         Stock      Capital      Deficit        Total
                                             ----------    --------   ----------   -----------    ----------

Balance at July 1, 1994                      25,579,850   $  25,580  $ 4,252,116  $ (5,166,308)  $  (888,612)

Net loss                                              -           -            -      (110,040)     (110,040)
                                             ----------    --------   ----------   -----------    ---------------

Balance at June 30, 1995                     25,579,850      25,580    4,252,116    (5,276,348)     (998,652)

Stock issued for debt and other obligations  34,420,150      34,420            -             -        34,420

Capital contributions resulting from
     obligations settled by shareholders
     on behalf of the Company                         -           -       22,500             -         22,500

Net income                                            -           -            -       426,631        426,631
                                             ----------    --------   ----------   -----------    -----------

Balance at June 30, 1996                     60,000,000   $  60,000  $ 4,274,616  $ (4,849,717)  $   (515,101)
                                             ==========    ========   ==========   ===========    ===========





























The accompanying notes are an integral part of these financial statements.

                              SONOMA INTERNATIONAL
                             (A Nevada Corporation)
                            Statements of Cash Flows
                       Years ended June 30, 1996 and 1995



                                                                                      1996                1995
                                                                                ----------------    ---------------

Cash flows from operating activities:
     Net income (loss)                                                          $       426,631   $       (110,040)
     Gain on conversion of debt to equity                                              (418,699)                 -
     Gain on reduction of obligations                                                   (28,363)                 -
     Increase (decrease) in accounts payable and taxes                                   (4,828)               800
     Increase (decrease) in accrued interest                                             11,284                  -
     Increase (decrease) in accrued liabilities                                          13,975             34,240
     Increase in stockholder advances                                                         -             75,000
                                                                                ----------------    ---------------

         Net cash provided by operations                                                      -                  -

         Cash at beginning of year                                                            -                  -
                                                                                ----------------    ---------------

         Cash at end of year                                                    $             -   $              -
                                                                                ================    ===============






























The accompanying notes are an integral part of these financial statements.

                              SONOMA INTERNATIONAL
                             (A Nevada Corporation)
                        Notes to the Financial Statements
                              June 30 1996 and 1995


NOTE A - ORGANIZATION

Sonoma Quicksilver Mines, Inc. was incorporated under the laws of the State of Nevada on June 10, 1940. The name was subsequently changed to Sonoma International (the "Company" or "Sonoma"). The Company had several failed business operations and since 1988 its only activity has been to search for a company or assets to acquire.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes

The Company accounts for income taxes in accordance with the asset and liability approach. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Income (Loss) per share

Income (Lose) per share of common stock is based upon the weighted average number of common shares outstanding.

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

Accounting Standards Not Yet Adopted

In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" ("SFAS 123"), was issued. This statement requires the fair value of stock options and other stock-based compensation issued to employees to either be included as compensation expense in the income statement, or the pro forma effect on net income and earnings per share of such compensation expense to be disclosed in the footnotes to the Company's financial statements commencing with the Company's 1996 fiscal year. The Company expects to adopt SFAS 123 on a disclosure basis only. As such, implementation of SFAS 123 is not expected to impact the Company's balance sheet or statement of operations.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.

                              SONOMA INTERNATIONAL
                             (A Nevada Corporation)
                        Notes to the Financial Statements
                              June 30 1996 and 1995


NOTE C - GOING CONCERN UNCERTAINTY

Sonoma has been inactive for a number of years and its continued existence is in doubt. The Company has no assets to pay its current obligations or additional obligations arising from incidental administrative expenses and interest expenses.

The Company plans to reduce its liabilities and acquire income producing assets through the issuance of additional stock and a merger with an operating partnership (Note H). The ability of the Company to continue in existence is dependent on the success of these plans.


NOTE D - NOTES PAYABLE

Notes payable consists of the following at June 30, 1996:

    Notepayable dated June 12, 1991, due on demand to an individual bearing interest at 15% per annum; unsecured. Interest of $44,316 has been accrued through the settlement date. On September 27, 1996 a conditional settlement agreement was reached relieving Sonoma of the principal and accrued interest in exchange for 800,000 common shares of Sonoma. This settlement agreement is contingent upon Sonoma stock obtaining a market value and that
        the stock can be liquidated.                                                               $ 60,974

    Notepayable to two individuals, due on demand and unsecured. Interest of
        $15,861 has been accrued through the settlement date. On July 25, 1995, a conditional settlement agreement was reached releasing Sonoma of principal and accrued interest in exchange for 200,000 shares of the
        Company. This settlement agreement is contingent upon Sonoma stock obtaining a market
        value and that the stock can be liquidated.                                                  45,861

    Notepayable to Sunwest Bank, due on demand with interest accruing at 10.5%;
        unsecured. Interest of $42,557 has been accrued through the settlement date. On September 7, 1995, a conditional settlement agreement was reached relieving Sonoma of the outstanding principal and accrued interest in exchange for a nominal cash amount and the issuance of
        200,000 shares of Sonoma common stock. This settlement is conditioned upon Sonoma common stock being listed on the National Bulletin Board and having a market value
        and that the stock can be liquidated.                                                        43,556

    Notepayable to Garfield Bank, due on demand with interest accruing at 16%;
        unsecured. Interest of $164,997 has been accrued through the settlement date. On September 8, 1995, a conditional settlement agreement had been reached relieving Sonoma of the principal amount owed and all accrued interest thereon conditioned on 850,000 shares of Sonoma common stock being transferred into the name of Garfield Bank (from other shareholders)
        and Sonoma common stock having a market value that can be liquidated.                       112,000
                                                                                                    -------

        Total notes payable                                                                        $262,391

                              SONOMA INTERNATIONAL
                             (A Nevada Corporation)
                        Notes to the Financial Statements
                              June 30 1996 and 1995


NOTE E -STOCKHOLDERS' DEFICIT

In 1995, the Company entered into numerous conditional settlement agreements with various creditors in an attempt to settle all long term debt of Sonoma. Many of the settlement agreements are in the form of debt relief in exchange for common stock of the Company and conditioned upon the Company's common stock being listed on the National Bulletin Board and having a market value so that the stock can be liquidated.

On July 18, 1995, a settlement agreement was reached related to the unsecured 6% note payable that was in default with a former officer relieving Sonoma of the principal amount owed of $5,000 with $2,700 accrued interest, accounts payable of $22,000 with $7,335 of accrued interest by issuing 272,597 shares of Sonoma common stock.

During the year ended June 30, 1996 Sonoma reached agreements with two shareholders whom were prior officers of the Company to settle amounts due to them approximating $444,445 through the issuance of 33,347,553 of the Company's common stock.

During the year ended June 30, 1996, Sonoma reached agreements with two individuals to settle amounts due to them approximating $8,800 through the transfer of 40,000 of the Company's common stock (transferred from other shareholders).

Professional fees of 13,700 were paid on behalf of Sonoma by certain shareholders. These expenses paid on behalf of the Company were accounted for as contributions to additional paid-in capital.


NOTE F - RELATED PARTY TRANSACTIONS

From 1989 through June 30, 1995, officers of the Company paid expenses and/or liabilities of Sonoma. Additionally, officers of Sonoma were owed consulting fees from the Company for current and past services rendered. During the year ended June 30, 1996, Sonoma and the officers have agreed to settle the outstanding amounts owed to them of $444,445 through the issuance of common stock. See Note E.


NOTE G - INCOME TAXES

The Company generated negligible taxable income and/or net operating losses during the years ended June 30, 1996 and 1995. Any existing available net operating losses at June 30, 1996 would be lost upon consummation of the acquisition transaction described in Note H. At June 30, 1996, the Company has a deferred tax asset of approximately $85,000 relating to amounts deducted for financial reporting losses not deducted for income tax reporting purposes. This asset has a valuation allowance recorded against it due to the uncertainty of generating future taxable income.
There was no significant change in the valuation allowance from 1995.


NOTE H - SUBSEQUENT EVENT

As of September 12, 1996, the Company entered into an agreement (the "Agreement") with Clear Creek Investments, LLC, a Kentucky Limited Liability Company ("Clear Creek"), and holders of the limited partnership interests in Jamestown Resort & Marina, Ltd, a Kentucky limited partnership ("JRML"). JRML owns a resort and marina located on the Cumberland Lake in south central Kentucky.

The Agreement requires the transfer and assignment to Sonoma of JRML's general partner and all limited partnership interests. There are several conditions to closing including the delivery to the Company of an appraisal which states that the assets of JRML as of the date of the appraisal have a fair market value of not less than $10,000,000. That

                              SONOMA INTERNATIONAL
                             (A Nevada Corporation)
                        Notes to the Financial Statements
                              June 30 1996 and 1995

appraisal has been delivered to the Company. In addition, the Agreement requires that the Company effect a one for two hundred reverse split, leaving 300,000 shares issued and outstanding, and issue 1,700,000 shares to Clear Creek and affiliated and related entities or individuals for the acquisition of JRML.

                              FINANCIAL STATEMENTS
             AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                         JAMESTOWN RESORT & MARINA, LTD
                        (a Kentucky Limited Partnership)

                           DECEMBER 31, 1995 AND 1994

                         JAMESTOWN RESORT & MARINA, LTD
                        (a Kentucky Limited Partnership)

                          Index to Financial Statements



                                                                  Page

Report of Independent Certified Public Accountants                   1

Financial Statements
         Balance Sheets                                              2
         Statements of Operations                                    4
         Statements of Changes in Partners' Deficit                  5
         Statements of Cash Flows                                    6
         Notes to Financial Statements                               7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Partners
Jamestown Resort & Marina, Ltd.

We have audited the accompanying balance sheets of Jamestown Resort & Marina, Ltd. (a Kentucky Limited Partnership) as of December 31, 1995 and 1994, and the related statements of operations, partners' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jamestown Resort & Marina, Ltd. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note C to the financial statements, the Partnership has incurred losses since its inception and at December 31, 1995, its current liabilities exceeded current assets by approximately $6,733,000. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                    KING, BURNS & COMPANY, P.C.


Dallas, Texas
September 6, 1996

                         JAMESTOWN RESORT & MARINA, LTD.
                        (a Kentucky Limited Partnership)
                                 Balance Sheets
                           December 31, 1995 and 1994


                                     ASSETS

                                                                                                  1995               1994
                                                                                             ----------------   ----------------
CURRENT ASSETS
     Cash                                                                                  $           9,628  $           3,584
     Escrow funds                                                                                     26,673             43,262
     Receivables:
         Trade (net of allowance for doubtful accounts of $3,876 in 1996 and 1995)                    47,653             46,799
         Other                                                                                        34,199             23,111
     Inventory                                                                                        75,400             82,311
     Prepaid expenses                                                                                 46,456             71,919
                                                                                             ----------------   ----------------
                   Total current assets                                                              240,009            270,986
                                                                                             ----------------   ----------------

PROPERTY AND EQUIPMENT
     Buildings and improvements                                                                    2,352,561          2,249,862
     Land improvements                                                                                79,737             73,623
     Docks and floating buildings                                                                  7,180,728          6,957,013
     Boats and improvements                                                                          782,105            717,688
     Furnishings, fixtures and equipment                                                           1,640,722          1,521,580
     Houseboats and pontoons under capital lease                                                   1,373,649          1,373,649
     Computers under capital lease                                                                   161,734            161,734
     Vehicles                                                                                         22,482             20,642
     Construction in progress                                                                        240,931            148,931
                                                                                             ----------------   ----------------
                                                                                                  13,834,649         13,224,722

     Less accumulated depreciation and amortization                                                3,987,745          3,403,036
                                                                                             ----------------   ----------------

Net property and equipment                                                                         9,846,904          9,821,686
                                                                                             ----------------   ----------------

OTHER ASSETS
      Deferred loan fees, net of accumulated amortization of
         $11,827                                                                                     106,438                  -
     Goodwill, net of accumulated amortization of
         $165,825 and $147,400                                                                       571,175            589,600
                                                                                             ----------------   ----------------
                   Total other assets                                                                677,613            589,600
                                                                                             ----------------   ----------------

TOTAL ASSETS                                                                               $      10,764,526  $      10,682,272
                                                                                             ================   ================













The accompanying notes are an integral part of these financial statements.

                         JAMESTOWN RESORT & MARINA, LTD.
                        (a Kentucky Limited Partnership)
                           Balance Sheets - Continued
                           December 31, 1995 and 1994


                        LIABILITIES AND PARTNERS' DEFICIT

                                                                                                  1995               1994
                                                                                             ----------------   ----------------
CURRENT LIABILITIES
     Current portion of long-term debt (including $3,410,277
         and $2,206,239 to related parties)                                                $       3,819,067  $      10,622,738
     Current portion of obligations under capital leases                                             198,391            203,793
     Accounts payable                                                                                188,555            274,790
     Accrued interest (including $272,272 and $53,662 to related parties)                          1,246,452            795,946
     Accrued liabilities                                                                             141,387            249,313
     Security deposits                                                                                29,074             34,458
     Deferred revenue                                                                                633,190            531,411
     Accrued management fees - related party                                                         581,301            458,006
     Accrued guarantee fees - related party                                                           60,000             40,000
     Deferred gain on sale leaseback                                                                  75,800             81,905
                                                                                             ----------------   ----------------

                       Total current liabilities                                                   6,973,217         13,292,360
                                                                                             ----------------   ----------------

LONG-TERM LIABILITIES
     Long-term debt                                                                                7,421,234            211,577
     Long-term portion of obligations under capital leases                                           417,638            614,838
                                                                                             ----------------   ----------------

                       Total long-term liabilities                                                 7,838,872            826,415
                                                                                             ----------------   ----------------

COMMITMENTS AND CONTINGENCIES (Notes C, D, E, F, G, H, K and L)

PARTNERS' DEFICIT                                                                                 (4,047,563)        (3,436,503)
                                                                                             ----------------   ----------------

TOTAL LIABILITIES AND PARTNERS' DEFICIT                                                    $      10,764,526  $      10,682,272
                                                                                             ================   ================




















The accompanying notes are an integral part of these financial statements.

                         JAMESTOWN RESORT & MARINA, LTD.
                        (a Kentucky Limited Partnership)
                            Statements of Operations
                     Years ended December 31, 1995 and 1994


                                                                                                  1995               1994
                                                                                             ----------------   ----------------
REVENUES
     Annual slip fees                                                                      $       1,168,041  $         997,195
     Boat rental                                                                                     748,941            753,835
     Lodge                                                                                           683,251            677,905
     Fuel                                                                                            531,120            488,485
     Convenience store and merchandise                                                               381,123            340,724
     Restaurant                                                                                      372,473            349,001
     Other                                                                                           135,073             76,662
                                                                                             ----------------   ----------------
                       Total revenues                                                              4,020,022          3,683,807
                                                                                             ----------------   ----------------

COST OF REVENUES
     Annual slip                                                                                     165,634            129,395
     Boat rental                                                                                     396,916            439,154
     Lodge                                                                                           235,082            209,793
     Fuel                                                                                            351,029            310,084
     Convenience store and merchandise                                                               288,498            269,061
     Restaurant                                                                                      329,982            276,638
     Other                                                                                           109,350             79,986
                                                                                             ----------------   ----------------
                       Total cost of revenues                                                      1,876,491          1,714,111
                                                                                             ----------------   ----------------

GROSS PROFIT                                                                                       2,143,531          1,969,696

SELLING, GENERAL AND ADMINISTRATIVE (including related party
     amounts for management and guarantee fees of $220,540 and $205,229)                           1,278,390          1,089,981
AMORTIZATION OF GOODWILL                                                                              30,252             18,426
DEPRECIATION AND AMORTIZATION                                                                        578,603            617,499
                                                                                             ----------------   ----------------

INCOME FROM OPERATIONS                                                                               256,286            243,790

INTEREST EXPENSE (including interest to related parties
     of $260,716 and $214,724)                                                                       867,346            749,823
                                                                                             ----------------   ----------------

NET LOSS                                                                                   $        (611,060) $        (506,033)
                                                                                             ================   ================















The accompanying notes are an integral part of these financial statements.

                         JAMESTOWN RESORT & MARINA, LTD.
                        (a Kentucky Limited Partnership)
                    Statement of Changes in Partners' Deficit
                     Years ended December 31, 1995 and 1994


                                                                             Special
                                                          General            Limited             Limited
                                                          Partner           Partners            Partners             Total
                                                      ----------------   ----------------    ----------------   ----------------

Deficit at January 1, 1994                          $      (2,913,099) $         (17,371)  $               -  $      (2,930,470)

Net loss for the year
     ended December 31, 1994                                 (506,033)                 -                   -           (506,033)
                                                      ----------------   ----------------    ----------------   ----------------

Deficit at December 31, 1994                               (3,419,132)           (17,371)                  -         (3,436,503)

Net loss for the year
     ended December 31, 1995                                 (611,060)                 -                   -           (611,060)
                                                      ----------------   ----------------    ----------------   ----------------

Deficit at December 31, 1995                        $      (4,030,192) $         (17,371)  $               -  $      (4,047,563)
                                                      ================   ================    ================   ================


































The accompanying notes are an integral part of these financial statements.

                         JAMESTOWN RESORT & MARINA, LTD.
                        (a Kentucky Limited Partnership)
                            Statements of Cash Flows
                     Years ended December 31, 1995 and 1994


                                                                                                  1995               1994
                                                                                             ----------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                              $        (611,060) $        (506,033)
     Adjustments to reconcile net loss to net cash provided by
         operating activities
            Depreciation and amortization of fixed assets                                            578,603            617,499
            Amortization of goodwill                                                                  30,252             18,426
            Amortization of deferred gain on sale leaseback                                           (6,105)            (6,105)
            Changes in assets and liabilities:
                Decrease (increase) in escrow funds                                                   16,589             41,409
                Decrease (increase) in trade receivables                                                (854)            (3,478)
                Decrease (increase) in other receivables                                             (11,088)            57,620
                Decrease (increase) in inventory                                                       6,911             (7,279)
                Decrease (increase) in prepaid expenses                                               25,463              6,950
                Increase (decrease) in accounts payable                                              (86,235)           152,403
                Increase (decrease) in accrued interest                                              450,506            357,236
                Increase (decrease) in accrued liabilities                                          (107,927)            94,807
                Increase (decrease) in security deposits                                              (5,384)            (8,447)
                Increase (decrease) in deferred revenue                                              101,779             46,890
                Increase (decrease) in accrued guarantee fees                                         20,000             20,000
                Increase (decrease) in accrued management fees                                       123,295             84,943
                                                                                             ----------------   ----------------

            Net cash provided by operating activities                                                524,745            966,841
                                                                                             ----------------   ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment                                                            (603,820)          (711,802)
                                                                                             ----------------   ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from bank and related party loans                                                    1,250,700                  -
     Repayments of borrowings                                                                       (844,715)          (152,884)
     Repayments of obligation under capital lease                                                   (202,601)          (189,195)
     Organization and loan costs                                                                    (118,265)                 -
                                                                                             ----------------   ----------------

            Net cash provided by financing activities                                                 85,119           (342,079)
                                                                                             ----------------   ----------------

NET INCREASE (DECREASE) IN CASH                                                                        6,044            (87,040)

Cash at beginning of the year                                                                          3,584             90,624
                                                                                             ----------------   ----------------

Cash at end of the year                                                                    $           9,628  $           3,584
                                                                                             ================   ================

SUPPLEMENTAL DISCLOSURES:
         Cash paid during the year for interest                                            $         430,908  $         411,592
                                                                                             ================   ================

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
     AND FINANCIANG ACTIVITIES
         Assumption of debt in connection with the
            purchase of property and equipment                                             $               -  $         520,019
                                                                                             ================   ================

The accompanying notes are an integral part of these financial statements.

                         JAMESTOWN RESORT & MARINA, LTD
                          Notes to Financial Statements
                     Years ended December 31, 1995 and 1994



NOTE A - ORGANIZATION

General

Jamestown Resort & Marina, Ltd. (the "Partnership") is a limited partnership organized under the laws of the State of Kentucky by Jamestown Resort & Marina, Inc. ("JRMI"), the general partner, on November 1, 1987. The Partnership owns a resort and marina facility near Jamestown, Kentucky on Lake Cumberland.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Statement of Cash Flows

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of 3 months or less when purchased.

Inventory

Inventory is stated at the lower of cost or market and consists of food, beverages, clothing, fuel and boat parts. Cost is determined on the first-in, first-out ("FIFO") method of accounting.

Property and Equipment

Property and equipment are stated at cost. The Partnership provides for depreciation on the straight-line method over the estimated useful lives of the related assets. Assets held under capital leases are amortized using the straight-line method over the estimated useful lives of the related assets. Major classes of property and equipment and their related lives are as follows:

                                                                      Life in
                              Major Class                              Years

Docks, floating buildings and buildings on land                         31.5
Houseboats and pontoons                                                 20.0
Land improvements                                                       15.0
Signage                                                                 10.0
Furnishings                                                              7.0
Computers under capital lease                                            5.0

Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

Goodwill

Goodwill relates to the original purchase of the marina and the U.S. Army Corps of Engineers lease and represents the excess of cost over fair value of net assets acquired which is being amortized using the straight-line method over 40 years. On an on-going basis, management reviews recoverability, the valuation and amortization of goodwill. As part of this review, management considers the undiscounted value of the projected future net earnings in evaluating the value of goodwill. If the undiscounted value of the projected future net earnings is less than the stated value, the goodwill would be written down to its fair value. Management also considers the appraised value of the marina facility in evaluating the value of goodwill.

                         JAMESTOWN RESORT & MARINA, LTD
                          Notes to Financial Statements
                     Years ended December 31, 1995 and 1994



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES- Continued

Deferred Loan Fees

Loan fees are capitalized and amortized over the life of the loan using the straight-line method.

Revenue Recognition

Annual or seasonal slip rentals received are recognized as deferred revenue and amortized into income over the life of the rental contract using the straight-line method. All other revenues are recognized at the time the rental occurs or the delivery of the product or service takes place.

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

Income Taxes

Taxable income or loss of the Partnership is allocated to the partners in accordance with the provisions of the Partnership agreement. The Partnership qualifies as a limited partnership and as such, Federal income taxes accrue to the partners rather than to the Partnership. Accordingly, the accompanying statements of operations of the Partnership include no provision for income taxes.

Other

Advertising costs are expensed as incurred and amounted to $58,000 and $43,000 in 1995 and 1994, respectively.


NOTE C - GOING CONCERN UNCERTAINTY

As reflected in the statements of operations, the Partnership incurred net losses of approximately $611,000 and $506,000 in 1995 and 1994, respectively. At December 31, 1995, current liabilities exceed current assets by approximately $6,733,000. These factors, among others, raise substantial doubt as to the Partnership's ability to continue as a going concern.

Management has been successful in the past in negotiating delays in the payment of the Company's loans and was successful in refinancing the mortgage debt (Notes F and L) and paid off the obligations under the capital leases subsequent to December 31, 1995 (Note L). Management is also in the process of merging with a public shell (Note L), and has plans to raise sufficient additional capital in the public market after the merger to pay off certain of the short and long term debt and to provide additional liquidity to fund operations and growth.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities which may result from the possible inability of the Partnership to continue as a going concern.

                         JAMESTOWN RESORT & MARINA, LTD
                          Notes to Financial Statements
                     Years ended December 31, 1995 and 1994



NOTE D - DEVELOPMENT AGREEMENT WITH THE TRANSPORTATION CABINET OF THE
         COMMONWEALTH OF KENTUCKY

The Partnership and the Transportation Cabinet of the Commonwealth of Kentucky ("Transportation Cabinet") are parties to an agreement for development of the marina facilities. The Partnership agreed to construct a new resort and marina and the Transportation Cabinet agreed to construct an extension of Kentucky Highway 92 to the island upon which the Partnership constructed its lodge.

The Partnership agreed to pay the Transportation Cabinet one percent of the gross revenues received by the Partnership from the resort and marina facilities in perpetuity. The fees under the agreement totaled $40,000 in 1995 and $37,000 in 1994.


NOTE E - LEASE RIGHTS

The Partnership leases approximately 290 acres of land and water from the U.S. Army Corps of Engineers. The lease has a 25-year term beginning January 1, 1988 with an option for a 25-year extension which has been exercised. Rental amounts due under the lease are contingent upon a variety of factors, primarily gross revenues. Rent expense was $70,000 in 1995 and $64,000 in 1994.


NOTE F - NOTES PAYABLE AND LONG-TERM DEBT

                                                                                    December 31,
                                                                          ------------------------------
                                                                             1995                 1994
                                                                          ----------             ------

    Mortgage                                                            $  7,194,005      $   7,944,005
    Demand Note (related party)                                            1,852,777          1,846,239
    General Partner note                                                   1,197,500                  -
    Limited Partner notes                                                    360,000            360,000
    Paddleboat notes                                                         209,736            270,066
    Yacht Club note                                                          223,624            227,041
    Executive Boats note                                                     159,671            186,963
    Generators note                                                           42,988                  -
                                                                       -------------     --------------
                                                                          11,240,301         10,834,314
    Less current maturities                                               (3,819,067)       (10,622,738)
                                                                       -------------     --------------
    Long-term portion                                                   $  7,421,234     $      211,577
                                                                         ===========      =============


Mortgage. On December 31, 1988 the Partnership entered into two notes with banks to finance the resort and marina project. The first note was for $5,625,000 maturing on January 1, 1995. The note required monthly payments of principal in the amount of $53,568 and interest at a rate of 11%, adjusted to 3% above the weekly auction average rate of T-Securities, with a 3 year maturity on November
1. The second note was for $2,375,000 maturing on January 1, 1995. The note required monthly payments of principal in the amount of $6,000 and interest at a rate of 1% over the Base Lending rate as defined. Both notes were secured by Partnership property. Thereafter, the Partnership defaulted on the notes, and the bank became insolvent. The loan was subsequently assumed by the Resolution Trust Corporation ("RTC"). The note was consolidated with several other notes and sold to a second bank in March, 1993.

                         JAMESTOWN RESORT & MARINA, LTD
                          Notes to Financial Statements
                     Years ended December 31, 1995 and 1994



NOTE F - NOTES PAYABLE AND LONG-TERM DEBT - Continued

Accrued interest was $748,240 and $708,240 at December 31, 1995 and 1994, respectfully.

On August 11, 1995, The Partnership entered into a written agreement with the second bank whereby the notes held could be paid off by the Partnership for $6,100,000, plus accrued interest of $240,000. The amount was refinanced on January 29, 1996 (Note L). The classification of the note payable (long-term and short-term portions) is based on the refinanced terms. This agreement was conditional on the ability of the Partnership to make an initial payment of $1,000,000 at the closing of the loan modification and being able to repay the remaining $5,100,000 by May 1, 1996. The Partnership made a payment of $750,000 on September 1995. These funds were obtained from related parties and bear interest at 10%. The remaining $250,000 was rolled over into the final settlement. See Note L.

Demand Note. The Partnership originally entered into a note agreement with a bank for $2,000,000 on November 16, 1989, at 1 1/2% over the prime lending rate which was collateralized by a second mortgage on the assets of the Partnership and by certain items of the Webb Family Trust, an entity related to the general partner. A 1 % guarantee amount based on the outstanding balance is payable to the Webb Family Trust as compensation for pledging its collateral (See Note H). The Partnership defaulted on the note several times and on January 15, 1993 the note was converted to a demand note. In March 1994, the Partnership again defaulted under the terms of the note and the Webb Family Trust collateral was liquidated by the bank to satisfy the note. The Partnership subsequently became obligated to the Webb Family Trust under the same terms as the demand note.

General Partner Loans. The Webb Family Trust loaned the Partnership $477,500 at various dates in 1995 and $750,000 in September 1995 at 10% under a promissory note entered into on August 10, 1995. The note matured on May 1, 1996 and is due on demand.

Limited Partner Loans. On March 6, 1992, loans totaling $360,000 were made by limited partners at 1% plus prime for operating shortfalls and capital improvements. The notes are payable on demand. The notes may be extended each year for a fee of 1% of the note balance.

Paddleboat. Webb Cruise Lines, Inc. (WCL) an entity controlled by the general partner originally purchased the Jamestown Queen, a paddleboat, by obtaining financing from two banks. On April 21, 1989 WCL entered into the first note with a bank for $325,000. On October 30, 1994 the note was renewed for $251,303 at 2% plus prime maturing on April 30, 2000. The note requires monthly payments of $5,309 of principal and interest. The loan is collateralized by five shares (5.6%) of the limited Partnership units, the Paddleboat and guaranteed by the Webb Family Trust. On May 8, 1989, WCL entered into a 13.5% variable note with a second bank amounting to $75,000 with interest and principal due on June 22, 1995. The Partnership paid a monthly rent of $7,260 to WCL for the use of the boat. The Partnership assumed both notes and title of the boat from WCL in May 1994 for the balance of both notes of $282,346 which approximated the fair value of the Paddleboat.

Yacht Club. Webb Lexington Ventures, Inc., an entity controlled by the general partner, entered into a 11% mortgage note with a bank for $278,000 to purchase the Yacht Club. The note matures on July 1, 1996 and interest is payable quarterly in October, January, April and July. Principal payments consist of two installments, $23,757 on January 1, 1996 and $200,000 on July 1, 1996. The note is collateralized by the property of the general partner. The Yacht Club was acquired by the Partnership by assuming the note, which approximated the fair market value of the Yacht Club.

                         JAMESTOWN RESORT & MARINA, LTD
                          Notes to Financial Statements
                     Years ended December 31, 1995 and 1994



NOTE F - NOTES PAYABLE AND LONG-TERM DEBT - Continued

Executive Boats. On February 8, 1990, the Partnership entered into a note with a bank finance its executive boats and is collateralized by the two houseboats. The note was renewed on October 30, 1995 and provides for monthly principal payments of $4,000 and interest at 11% and matures on October 28, 1999.

Generators. On May 26, 1995, the Partnership entered into a note with a bank for $53,200 at a fixed rate of 10.5% maturing on October 1, 1997. The note is collateralized by 12 boat generators. Interest and principal of $3,000 are paid monthly beginning on July 1, 1995 through October 1, 1995. Payments will resume each year on March 1 through October 1.

Aggregate maturities of long-term debt at December 31, 1995 are as follows:

                           1996                                 $  3,819,067
                           1997                                      217,870
                           1998                                      217,425
                           1999                                      234,021
                           2000                                      173,393
                           Thereafter                              6,578,525
                                                                ------------
                           Total                                $ 11,240,301
                                                                 ===========


NOTE G - OBLIGATIONS UNDER CAPITAL LEASES

The Partnership leases certain boats and computer equipment under capital leases. In 1991, the Partnership sold 25 houseboats and 20 pontoon boats for $1,374,000 to a bank and subsequently leased back the boats under a capital lease. In connection with this sale and lease-back transaction, the Partnership recorded a deferred gain of $104,000. This gain is being amortized as a offset to amortization expense over the term of the lease. The lease term is for six years and monthly payments of $30,000 are required from March through October of each year. The lease also has a purchase option of $202,000 at the end of the lease. The Partnership entered into a sale and leaseback transaction for computer equipment in 1990 for $161,000. The computer lease matured in 1994. The Partnership is required to pay future minimum payments related to these leases as follows:
                                                                     Amount
                                                                 -----------
                           1996                                  $   239,710
                           1997                                      443,938
                                                                 -----------
                                                                     683,648
                           Amount representing interest              (67,619)
                           Present value of net minimum
                             lease payments                          616,029
                           Current portion                           198,391
                                                                  ----------
                           Total                                 $   417,638
                                                                  ==========

The weighted average interest rate on the capital leases approximates 10% at December 31, 1995.

Accumulated amortization for leased boats and computer equipment at December 31, 1995 and 1994 was $456,000 and $384,000 , respectively. Amortization expense, net of the deferred gain amortization of $6,000 each year, for the leased boats and computer equipment was approximately $65,000 and $95,000 during 1995 and 1994, respectively.

                         JAMESTOWN RESORT & MARINA, LTD
                          Notes to Financial Statements
                     Years ended December 31, 1995 and 1994



NOTE G - OBLIGATIONS UNDER CAPITAL LEASES - Continued

In connection with the boat lease, the bank requires a monthly deposit of $3,761 into an escrow account for repairs and maintenance of the boats. This account has a balance of approximately $26,000 and $43,000, at December 31, 1995 and 1994, respectively, which is included in escrow funds in the accompanying balance sheets.


NOTE H - RELATED PARTY TRANSACTIONS

The general partner has a management agreement with the Partnership to provide management services to the Partnership for a fee equal to 5% of the annual gross revenues. Such fee is payable to the general partner at a rate $4,000 per month, plus direct costs and expenses associated with its management of the Partnership. The remainder of the fee is accrued. Accrued management fees at 1995 and 1994 were $581,000 and $458,000, respectively. Management fees paid in 1995 and 1994 were $48,000 and management fee expense was $201,000 and $185,000, respectively.

The general partner guaranteed the Demand Note (Note F) and receives as compensation a fee of 1% of the outstanding note balance annually. Such fee amounted to $20,000 during 1995 and 1994, respectively. The accrued guarantee fee was $60,000 and $40,000 at December 31, 1995 and 1994, respectively.

Accrued interest due to the partners was $272,000 and $54,000 at December 31, 1995 and 1994, respectively. Interest expense payable to related parties was $261,000 and $215,000 during 1995 and 1994, respectively.

Accounts receivable (other) of $25,000 at December 31, 1995 and 1994, from related parties, are recorded as a reduction of accrued management fees and are primarily for reimbursable expenses.

The Partnership rents a portion of land to the general partner for $441 per year.

Also see Note F.


NOTE I  - PARTNERSHIP AGREEMENT

The general partner is required to manage the affairs of the Partnership but is not required to make a capital contribution for its interest in the Partnership. For Federal income tax purposes, the special limited partners received an assigned value of $200,000 (equivalent to eight units) for contributing their interest in the Sale and Purchase Agreement with Jamestown Dock, Inc. Eighty units had been sold to limited partners.

The special limited and limited partners are entitled to an annual Preference Payment of 10% of their capital contributions to the extent that cash flow exceeds operating expenses, debt service and funds set aside in a working capital reserve. All unpaid Preference Payments accumulate and may be paid in future years out of available cash flow. Remaining cash flow, after the Preference Payment, is distributable to the limited partners and to the general partner in proportion to their interests in partnership profits. No cash distributions have been made to the partners. Accumulated but unpaid Preference Payments totaled $1,372,917 at December 31, 1995 and $1,152,917 at December 31, 1994 (Note L).

The net loss for the years ended December 31, 1995 and 1994 was allocated in accordance with the Partnership Agreement. No loss is allocated to the special limited partners because of their nil capital account balances. In accordance with the Partnership agreement, limited partners are allocated 80% of net losses to the extent that they have positive capital account balances, and the general partner is allocated the remaining loss.

                         JAMESTOWN RESORT & MARINA, LTD
                          Notes to Financial Statements
                     Years ended December 31, 1995 and 1994


NOTE J - FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments", requires disclosure about the fair value of all financial assets and liabilities for which it is practicable to estimate. Cash and escrow funds, accounts receivable, accounts payable and other liabilities are carried at amounts that reasonably approximate their fair values.

The carrying amount and fair value of notes payable and long-term debt (excluding capital leases) are as follows:

                                                         December 31, 1995
                                                  ------------------------------
                                                    Carrying             Fair
                                                     amount              value
                                                  ----------          ----------
    Mortgage debt                                 $7,194,000          $5,350,000
    Demand note                                    1,853,000           1,853,000
    Variable rate debt                               570,000             570,000
    Other current debt                             1,677,000           1,677,000


NOTE K - CONTINGENT LIABILITIES

In the normal course of its business, the Partnership is subject to litigation. Management of the Partnership, based on discussions with its outside legal counsel, does not believe any claims, individually or in the aggregate, will have a material adverse impact on the Partnership's financial position.


NOTE L - SUBSEQUENT EVENTS

On January 29, 1996, the Partnership entered into a loan agreement for $6,300,000 maturing on February 1, 2001. The agreement requires monthly payments of principal and interest at a variable rate equal to the commercial paper rate plus 4.25%. Proceeds of $5,800,000 was used to settle the $5,631,000 mortgage note described in Note F, and $678,000 was used to settle the boat lease obligation (Note F) and related loan origination fees. Other short term borrowings were obtained to finance the difference between amounts paid and the $5,800,000 proceeds used from the $6,300,000 loan agreement.. On March 28, 1996 the remaining $500,000 was drawn on the note. The balance due on the note at June 30, 1996 was $6,261,000.

As of September 12, 1996, the Partnership, by consent of the JRMI and the limited partners, entered into an agreement (the "Agreement") with Sonoma International ("Sonoma"), a public company with no operations. The Agreement requires the transfer and assignment to Sonoma of all of the common stock of JRMI and all limited partnership interests in exchange for 1,700,000 shares of common stock of Sonoma. There are several conditions to closing including the delivery to Sonoma of an appraisal which states that the assets of the Partnership, as of the date of the appraisal, have a fair market value of not less than $10,000,000. That appraisal has been delivered to Sonoma. The agreement incorporates the payment of the preference payments due (Note I) through the issuance of shares of Sonoma.

                              FINANCIAL STATEMENTS
             AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                           KEYWEST CONCH HARBOR, INC.

                           DECEMBER 31, 1995 AND 1994

                           KEY WEST CONCH HARBOR, INC.

                          Index to Financial Statements



                                                                 Page

Report of Independent Certified Public Accountants                 1

Financial Statements
         Balance Sheets                                            2
         Statements of Operations                                  4
         Statements of Changes in Stockholders' Deficit            5
         Statements of Cash Flows                                  6
         Notes to Financial Statements                             7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Stockholders
Key West Conch Harbor, Inc.

We have audited the accompanying balance sheets of Key West Conch Harbor, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Key West Conch Harbor, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has incurred losses since its inception and at December 31, 1995, its current liabilities exceeded current assets by approximately $2,107,802. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                KING, BURNS & COMPANY, P.C.


Dallas, Texas
October 18, 1996

                           KEY WEST CONCH HARBOR, INC.
                                 Balance Sheets
                           December 31, 1995 and 1994



                                     ASSETS

                                                                                                  1995               1994
                                                                                             ----------------   ----------------
CURRENT ASSETS
     Cash                                                                                  $          20,899  $           3,657
     Receivables                                                                                       6,452              8,859
     Inventory                                                                                         8,716                  -
     Prepaid expenses and other                                                                       13,859                500
                                                                                             ----------------   ----------------
                   Total current assets                                                               49,926             13,016
                                                                                             ----------------   ----------------

PROPERTY AND EQUIPMENT
     Land                                                                                          1,810,818          1,786,640
     Land improvements                                                                               121,805            101,265
     Docks                                                                                           788,016            443,711
     Fuel Tanks                                                                                       72,609                  -
     Furniture, fixtures and equipment                                                                20,178                550
     Construction in progress                                                                        171,233                  -
                                                                                             ----------------   ----------------
                                                                                                   2,984,659          2,332,166

     Less accumulated depreciation and amortization                                                   70,717             29,719
                                                                                             ----------------   ----------------

                   Net property and equipment                                                      2,913,942          2,302,447
                                                                                             ----------------   ----------------

OTHER ASSETS
     Deferred loan fees, net of accumulated amortization of  $5,761 and $1,002, respectively          16,712             13,545
                                                                                             ----------------   ----------------
                   Total other assets                                                                 16,712             13,545
                                                                                             ----------------   ----------------

TOTAL ASSETS                                                                               $       2,980,580  $       2,329,008
                                                                                             ================   ================






















The accompanying notes are an integral part of these financial statements.

                           KEY WEST CONCH HARBOR, INC.
                           Balance Sheets - Continued
                           December 31, 1995 and 1994



                      LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                                                                  1995               1994
                                                                                             ----------------   ----------------
CURRENT LIABILITIES
     Current portion of long-term debt (including $378,584
         and $148,700 to related parties)                                                  $       1,928,584  $       1,248,700
     Accounts payable                                                                                 23,897             71,792
     Accrued interest (including $110,405 and $71,798 to related parties)                            137,354             71,798
     Accrued liabilities                                                                              48,633             55,293
     Security deposits                                                                                     -             10,000
     Deferred revenue                                                                                 19,260                  -
                                                                                             ----------------   ----------------

                       Total current liabilities                                                   2,157,728          1,457,583
                                                                                             ----------------   ----------------

LONG-TERM LIABILITIES
     Long-term debt, net of current maturities  (including $908,711 and
         $990,800 to related parties)                                                              1,108,711            990,800
                                                                                             ----------------   ----------------

                       Total long-term liabilities                                                 1,108,711            990,800
                                                                                             ----------------   ----------------

COMMITMENTS AND CONTINGENCIES (Notes C, D, G and H)

STOCKHOLDERS' DEFICIT
     Common stock; $10 par value; 100 shares authorized,
         issued and outstanding                                                                        1,000              1,000
     Accumulated deficit                                                                            (286,859)          (120,375)
                                                                                             ----------------   ----------------

                       Total stockholders' deficit                                                  (285,859)          (119,375)
                                                                                             ----------------   ----------------


TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                                $       2,980,580  $       2,329,008
                                                                                             ================   ================















The accompanying notes are an integral part of these financial statements.

                           KEY WEST CONCH HARBOR, INC.
                            Statements of Operations
                     Years ended December 31, 1995 and 1994



                                                                                                  1995               1994
                                                                                             ----------------   ----------------
REVENUES
     Annual slip fees                                                                      $         143,442  $          73,715
     Lease income from related party                                                                       -             92,675
     Fuel                                                                                            507,914                  -
     Other                                                                                             2,557                  -
                                                                                             ----------------   ----------------
                       Total revenues                                                                653,913            166,390
                                                                                             ----------------   ----------------

COST OF REVENUES
     Annual slip                                                                                      10,981             11,091
     Fuel                                                                                            372,660                  -
                                                                                             ----------------   ----------------
                       Total cost of revenues                                                        383,641             11,091
                                                                                             ----------------   ----------------

GROSS PROFIT                                                                                         270,272            155,299

SELLING, GENERAL AND ADMINISTRATIVE                                                                  152,007             60,478

DEPRECIATION AND AMORTIZATION                                                                         45,757             30,721
                                                                                             ----------------   ----------------

INCOME FROM OPERATIONS                                                                                72,508             64,100

INTEREST EXPENSE (including interest to related parties
     of $94,350 and $91,800)                                                                         238,992            184,475
                                                                                             ----------------   ----------------

NET LOSS                                                                                   $        (166,484) $        (120,375)
                                                                                             ================   ================

Net loss per common share                                                                  $          (1,665) $          (1,204)
                                                                                             ================   ================

Weighted average shares outstanding                                                                      100                100
                                                                                             ================   ================




















The accompanying notes are an integral part of these financial statements.

                           KEY WEST CONCH HARBOR, INC.
             Statements of Changes in Stockholders' Equity (Deficit)
                     Years ended December 31, 1995 and 1994




                                                                      Common Stock
                                                      -----------------------------------      Accumulated
                                                          Shares             Amount              Deficit             Total
                                                      ----------------   ----------------    ----------------   ----------------

Balance at January 1, 1994                                        100  $           1,000   $               -  $           1,000

Net loss for the year
     ended December 31, 1994                                                           -            (120,375)          (120,375)
                                                      ----------------   ----------------    ----------------   ----------------

Balance at December 31, 1994                                      100              1,000            (120,375)          (119,375)

Net loss for the year
     ended December 31, 1995                                                           -            (166,484)          (166,484)
                                                      ----------------   ----------------    ----------------   ----------------

Balance at December 31, 1995                                      100  $           1,000   $        (286,859) $        (285,859)
                                                      ================   ================    ================   ================


































The accompanying notes are an integral part of these financial statements.

                           KEY WEST CONCH HARBOR, INC.
                            Statements of Cash Flows
                     Years ended December 31, 1995 and 1994



                                                                                                  1995               1994
                                                                                             ----------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                              $        (166,484) $        (120,375)
     Adjustments to reconcile net loss to net cash provided (used)
         by operating activities
            Depreciation and amortization                                                             40,998             29,719
            Amortization of deferred loan fees                                                         4,759              1,002
            Changes in assets and liabilities:
                Receivables                                                                            2,407             (8,859)
                Inventory                                                                             (8,716)                 -
                Prepaid expenses and other                                                           (13,359)              (500)
                Accounts payable                                                                     (47,895)            71,792
                Accrued interest                                                                      65,556             71,798
                Accrued liabilities                                                                   (6,660)            55,293
                Security deposits                                                                    (10,000)            10,000
                Deferred revenue                                                                      19,260                  -
                                                                                             ----------------   ----------------

            Net cash provided (used) by operating activities                                        (120,134)           109,870
                                                                                             ----------------   ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment                                                            (652,493)        (2,332,166)
                                                                                             ----------------   ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from bank and related party loans                                                      797,795          2,239,500
     Organization and loan costs                                                                      (7,926)           (14,547)
     Proceeds from issuance of common stock                                                                -              1,000
                                                                                             ----------------   ----------------

            Net cash provided by financing activities                                                789,869          2,225,953
                                                                                             ----------------   ----------------

NET INCREASE  IN CASH                                                                                 17,242              3,657

Cash at beginning of the year                                                                          3,657                  -
                                                                                             ----------------   ----------------

Cash at end of the year                                                                    $          20,899  $           3,657
                                                                                             ================   ================

SUPPLEMENTAL DISCLOSURES:
         Cash paid during the year for interest                                            $         248,141  $         112,674
                                                                                             ================   ================

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
     AND FINANCIANG ACTIVITIES
         Assumption of debt in connection with the
            purchase of property and equipment                                             $         652,493  $       2,332,166
                                                                                             ================   ================






The accompanying notes are an integral part of these financial statements.

                           KEY WEST CONCH HARBOR, INC.
                          Notes to Financial Statements
                     Years ended December 31, 1995 and 1994



NOTE A - ORGANIZATION

General

Key West Conch Harbor, Inc. (the "Company") is a S-Corporation, incorporated in the State of Florida on December 23, 1993 for the purposes of acquiring, developing, and operating a marina facility in Key West, Florida.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Statement of Cash Flows

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of 3 months or less when purchased.

Inventory

Inventory is stated at the lower of cost or market and consists of fuel. Cost is determined on the first-in, first-out ("FIFO") method of accounting.

Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation on the straight-line method over the estimated useful lives of the related assets. Major classes of property and equipment and their related useful lives are as follows:

                                                                   Life in
                              Major Class                           Years

Land improvements                                                     20
Docks                                                                 20
Furniture, fixtures and equipment                                      7
Computer equipment                                                     5

Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

Deferred Loan Fees

Loan fees are capitalized and amortized over the life of the loan using the straight-line method.

Revenue Recognition

Annual or seasonal slip rentals received are recognized as deferred revenue and amortized into income over the life of the rental contract using the straight-line method. All other revenues are recognized at the time the rental occurs or the delivery of the product or service takes place.

Lease income

During 1994 all fuel operations where leased to a related party who made lease payments of all interest on the first mortgage. Income recorded in 1994 from these payments was $92,675.

                           KEY WEST CONCH HARBOR, INC.
                          Notes to Financial Statements
                     Years ended December 31, 1995 and 1994



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES- Continued

Loss per share

Loss per share of common stock is based upon the weighted average number of common shares outstanding. There is no effect on loss per share after giving effect to proforma income taxes as if the Company was taxed as a C-Corporation.

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

Income Taxes

Taxable income or loss of the S-Corporation is allocated to the shareholders in accordance with the provisions of the Stockholders agreement. The Company qualifies as a S-Corporation and as such, Federal income taxes accrue to the shareholders rather than to the Company. Accordingly, the accompanying statements of operations of the Company include no provision for Federal income taxes.


NOTE C - GOING CONCERN UNCERTAINTY

As reflected in the statements of operations, the Company incurred net losses of $166,484 and $120,375 in 1995 and 1994, respectively. At December 31, 1995, current liabilities exceed current assets by $2,107,802. These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.

Management has been successful in the past in negotiating delays in the payment of the Company's loans and was successful in refinancing the mortgage debt (Notes D and H) subsequent to December 31, 1995. Management is also negotiating to transfer ownership and control of the Company to a public company (Note H). The public company has plans to raise additional capital in the public market after the acquisition.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities which may result from the possible inability of the Company to continue as a going concern.


NOTE D - NOTES PAYABLE AND LONG-TERM DEBT

                                                                                    December 31,
                                                                          ------------------------------
                                                                             1995                 1994
                                                                          ----------             ------
    First mortgage                                                        $1,550,000         $1,100,000
    Second mortgage - stockholder                                            500,000            500,000
    Third mortgage - related party                                           200,000            200,000
    First note - stockholder                                                 245,000            245,000
    Second note - stockholder                                                125,000            125,000
    Working capital note - stockholder                                        57,295             69,500
    First note payable                                                       200,000                  -
    Second note payable - stockholders                                       160,000                  -
                                                                          ----------          ---------
                                                                           3,037,295          2,239,500
    Less current maturities                                                1,928,584          1,248,700
                                                                           ---------          ---------
    Long-term portion                                                     $1,108,711          $ 990,800
                                                                         ============        ==========

                           KEY WEST CONCH HARBOR, INC.
                          Notes to Financial Statements
                     Years ended December 31, 1995 and 1994





NOTE D - NOTES PAYABLE AND LONG-TERM DEBT - Continued

First Mortgage. On December 29, 1993 the Company entered into a note payable for $1,100,000 with a financial institution to purchase the marina. The note is collateralized by the property. The mortgage is at a variable rate of 1 1/2% above the banks prime rate and matures on June 29, 2010. Payments of interest were required from January 29, 1994 through July 29, 1995, thereafter monthly payment of principal and interest were required to fully amortize the note through the maturity date.

On March 27, 1995 the Company renegotiated the variable rate note with the financial institution for $1,550,000 (which included unpaid interest). This note matures with all the principal due on October 1, 1996 and requires monthly interest payments beginning on May 1, 1995, at a rate of 1% over the banks index. (See Note H).

Prepaid interest on this note was $13,359 at December 31, 1995.

Second Mortgage. On December 28, 1993 the Company entered into a $500,000 promissory note with a stockholder, at a fixed rate of 8%, collateralized by a second mortgage on the property. Annual payments are required for principal and interest totaling $50,000 commencing on January 5, 1995 and continuing until the maturity date of January 5, 2004. Principal and interest payments due on January 5, 1995, were deferred. Accrued interest was $44,257 and $40,000 at December 31, 1995 and 1994, respectfully.

Third Mortgage. As part of the original purchase the Company entered into a $200,000 promissory note with a related party. This note had a fixed rate of 10% and matures on March 15, 1997. (See Note H).

On January 13, 1995 the Company renewed the $200,000 promissory note, subordinate to the first and second mortgage, with a stockholder, at a fixed rate of 10%. The note matures on January 13, 1997 and requires monthly interest payments.

First Note to Stockholder. On December 28, 1993 the Company entered into a $245,000 promissory note with a stockholder, at a fixed rate of 8%. Annual payments are required of $50,000 (principal and interest) commencing January 5, 1995 and continuing until the maturity date of January 5, 2004.Principal and interest payments due on January 5, 1995, were deferred. At December 31, 1995 and 1994 accrued interest was $39,200 and $19,600, respectively. (See Note H).

Second Note to Stockholder. On December 28, 1993 the Company entered into a $125,000 promissory note with a stockholder, at a fixed rate of 8% with a maturity date in July 2001. Annual interest payments are required commencing on January 5, 1995 and continuing until the maturity date in July 2001. Interest due on January 5, 1995 was deferred. At December 31, 1995 and 1994 accrued interest was $20,000 and $10,000, respectively. (See Note H).

Working Capital Note to Stockholder. During 1994, working capital of $69,500 was provide to the Company by a stockholder at a fixed rate of 8%. The timing of the repayment of the note payable is at the discretion of the Company and is classified as current maturities in the accompanying balance sheets. The balance outstanding at December 31, 1995 and 1994 was $57,295 and $69,500, respectively. At December 31, 1995 and 1994 accrued interest was $6,948 and $2,198, respectively.

First Note payable. On August 3, 1995 the Company entered into a $200,000 promissory note with a financial institution maturing on February 3, 1999, at a variable rate of 1 3/4% above the financial institutions base rate. Monthly interest payments are required.

                           KEY WEST CONCH HARBOR, INC.
                          Notes to Financial Statements
                     Years ended December 31, 1995 and 1994



NOTE D - NOTES PAYABLE AND LONG-TERM DEBT - Continued

Second Note Payable. The following two notes were entered into by stockholders of the Company to provide operating funds.

On October 2, 1995 the stockholders entered into a note payable for $100,000 with the principal maturing on October 2, 1996, at a variable rate of 1% over prime. Monthly interest payments commencing on November 2, 1995 are required.

On December 27,1995 the stockholders entered into a second note payable for $100,000 with the principal maturing on November 27, 1996, at a variable rate of 2% over prime. Monthly interest payments commencing on January 27, 1995 are required. At December 31, 1995 $60,000 had been drawn and is outstanding under this note payable.

Aggregate maturities of long-term debt at December 31, 1995 are as follows:

                        1996                                  $ 1,928,584
                        1997                                      284,752
                        1998                                       87,636
                        1999                                      290,760
                        2000                                       94,143
                        Thereafter                                351,420
                                                              -----------
                        Total                                 $ 3,037,295
                                                               ==========



NOTE E - FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments", requires disclosure about the fair value of all financial assets and liabilities for which it is practicable to estimate. Cash, accounts receivable, accounts payable and other liabilities are carried at amounts that reasonably approximate their fair values.

The carrying amount and fair value of notes payable and long-term debt are as follows:

                                                       December 31, 1995
                                                  --------------------------
                                                   Carrying          Fair
                                                    amount           value
                                                  ----------       ---------
    Variable rate debt                            $1,910,000      $1,910,000
    Fixed rate debt                                1,070,000       1,151,250
    Demand note                                       57,296          57,296


The fair value of the Company's fixed rate debt have been estimated based upon relative changes in the Company's variable borrowing rates since origination of the fixed rate debt. Fair values of variable rate debt and demand notes are deemed to approximate carrying amount.

                           KEY WEST CONCH HARBOR, INC.
                          Notes to Financial Statements
                     Years ended December 31, 1995 and 1994


NOTE F - RELATED PARTY TRANSACTIONS

The Company has a $9,381 payable to a stockholder related to commissions earned in conjunction with the purchase of the marina on December 28, 1993. In addition, the Company has a $30,000 payable to a stockholder for a finders fee in conjunction with the purchase of the marina.

During 1995 and 1994, the Company entered into various notes payable with stockholders of the Company. See Note D.

Accrued interest due to the stockholders was $110,405 and $71,798 at December 31, 1995 and 1994, respectively. Interest expense in connection with notes due to stockholders was $94,350 and $91,800 during 1995 and 1994, respectively.

Upon formation of the S Corporation, the Company purchased the Key West facility for approximately $2,300,000 from a stockholder. This purchase price approximated the fair market value of the property.


NOTE G - CONTINGENT LIABILITIES

In the normal course of its business, the Company is subject to litigation. Management of the Company, based on discussions with its outside legal counsel, does not believe any claims, individually or in the aggregate, will have a material adverse impact on the Company's financial position.


NOTE H - SUBSEQUENT EVENTS

On July 25, 1996 the majority stockholder sold 73.625 shares to a third party which resulted in a change in control of the Company in exchange for $1,700,000.

On April 8 , 1996, the Company entered into a loan agreement for $2,724,185 maturing on April 1, 2016. This agreement renewed and consolidated the first mortgage of $1,550,000 with an additional amount of $1,174,185 which was used to pay off the third mortgage, the second note payable, to provide operating funds and to fund expansion of the fuel system. The agreement requires twenty-four monthly interest payments beginning May 1, 1996 at a rate of 9% and two hundred and sixteen monthly principal and interest payments of $25,510 beginning May 1, 1998 at a rate of 9% during the first 36 payments and 1% over prime thereafter.

Effective of October 31, 1996, the Company, by consent of the stockholders, entered into an agreement (the "Agreement") with Sonoma International ("Sonoma"), a public company. The Agreement requires the transfer and assignment to Sonoma of all of the common stock of the Company in exchange for 300,000 shares of common stock of Sonoma.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



Sonoma International (a public company which has had no operations since 1988) ("Sonoma") was incorporated under the laws of the State of Nevada on June 10, 1940. Since February of 1988, Sonoma has focused on finding assets and or operations that could be acquired by Sonoma so that Sonoma could become an operating entity.

Jamestown Resort & Marina, Ltd. ("JRML") is a limited partnership, organized by Jamestown Resort & Marina, Inc., the general partner, under the laws of the State of Kentucky on November 1, 1987. JRML owns a resort and marina facility on Lake Cumberland near Jamestown, Kentucky.

On September 12, 1996, Sonoma entered into a stock exchange agreement ("First Agreement") with JRML whereby Sonoma would be reorganized in consideration of acquiring all of the partnership units of JRML. Sonoma is to acquire 100% of JRML in exchange for an aggregate of 1,500,000 shares of its common stock.

Key West Conch Harbor, Inc. ("KWCHI") is a S-Corporation which was incorporated in the State of Florida on December 23, 1993 for the purposes of acquiring, developing, and operating a marina facility in Key West, Florida.

Effective October 31, 1996, Sonoma entered into a stock exchange agreement (the "Second Agreement") with KWCHI. The Second Agreement requires the transfer and assignment to Sonoma of all of the common stock of KWCHI in exchange for 300,000 shares of common stock of Sonoma.

The unaudited pro forma balance sheet of Sonoma reflects the reorganization with JRML and KWCHI as if it had occurred on June 30, 1996. Such pro forma information is based on the historical balance sheet data of Sonoma, JRML and KWCHI as of June 30, 1996. For accounting purposes, the merger between Sonoma and JRML is regarded as an acquisition by JRML of substantially all of the outstanding stock of Sonoma and is accounted for as a recapitalization of JRML with JRML as the acquirer (a reverse acquisition). The subsequent merger with KWCHI is accounted for using the pooling method of accounting. The unaudited pro forma statements of operations for the years ended June 30, 1996 and 1995 reflect the transactions as if they had occurred on July 1, 1994.

The unaudited pro forma financial information is not necessarily indicative of the results of operations that would have been reported had such events occurred on the dates specified, nor is it necessarily indicative of the future results of the combined entities. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of Sonoma, JRML and KWCHI.

                              SONOMA INTERNATIONAL
                             (A Nevada Corporation)
                Pro Forma Consolidated Balance Sheet (unaudited)
                                  June 30, 1996



                                                                         Historical - Note 1                 Note 2
                                                             ------------------------------------------     Pro Forma     Pro Forma
                                                               Sonoma          JRML            KWCHI       Adjustments     Balance
                                                             ----------    ------------   -------------    -----------   -----------
CURRENT ASSETS
     Cash                                                  $      -      $      16,167    $    508,155     $        -    $   524,322
     Escrow funds                                                 -             19,097               -              -         19,097
     Receivables:
         Trade, net                                               -            131,319           8,483              -        139,802
         Other                                                    -             59,055               -              -         59,055
     Inventory                                                    -            155,004          22,406              -        177,410
     Prepaid expenses and other                                   -             40,901          31,242              -         72,143
                                                             ----------   -------------    ------------    -----------   -----------

               Total current assets                               -            421,543         570,286              -        991,829

PROPERTY AND EQUIPMENT
     Buildings and improvements                                   -          2,197,655               -              -      2,197,655
     Land                                                         -                  -       1,816,298              -      1,816,298
     Land improvements                                            -             79,962         182,535              -        262,497
     Docks and floating buildings                                 -          7,174,566       1,094,057              -      8,268,623
     Boats and improvements                                       -          2,169,004               -              -      2,169,004
     Fuel tanks and containment building                          -                  -         155,993              -        155,993
     Furniture, fixtures and equipment                            -          1,920,713          45,538              -      1,966,251
     Vehicles                                                     -             22,482               -              -         22,482
     Construction in progress                                     -            374,963               -              -        374,963
                                                             ----------   -------------    ------------    -----------   -----------

                                                                  -         13,939,345       3,294,421              -     17,233,766

     Less accumulated depreciation and amortization               -          4,254,953          99,063              -      4,354,016
                                                             ----------   -------------    ------------    -----------   -----------

Net property and equipment                                        -          9,684,392       3,195,358              -     12,879,750

OTHER ASSETS
     Deferred loan fees, net                                      -            348,593          50,275              -        398,868
     Goodwill, net                                                -            561,963               -              -        561,963
                                                             ----------   -------------    ------------    -----------   -----------

               Total other assets                                 -            910,556          50,275              -        960,831
                                                             ----------   -------------    ------------    -----------   -----------

TOTAL ASSETS                                               $      -      $  11,016,491    $  3,815,919   $          -    $14,832,410
                                                             ==========   =============    ============    ===========   ===========






















See accompanying notes to unaudited pro forma consolidated financial statements.

                              SONOMA INTERNATIONAL
                             (A Nevada Corporation)
          Pro Forma Consolidated Balance Sheet - Continued (unaudited)
                                  June 30, 1996

                                                                         Historical - Note 1                 Note 2
                                                             ------------------------------------------     Pro Forma     Pro Forma
                                                               Sonoma          JRML            KWCHI       Adjustments     Balance
                                                             ----------   ------------   -------------    ------------   -----------
CURRENT LIABILITIES
     Current portion of long-term debt                $         262,391  $  3,457,920   $     299,041   $          -    $ 4,019,352
     Accounts payable                                                 -       394,769          16,594              -        411,363
     Accrued interest                                           252,435       469,681         135,728       (417,291)       440,553
     Accrued liabilities                                            275       204,254          24,568        100,000        329,097
     Security deposits                                                -       251,334          17,600              -        268,934
     Deferred revenue                                                 -       599,879          30,526              -        630,405
     Accrued management fees - related party                          -       652,679               -       (652,679)             -
     Accrued guarantee fees - related party                           -        70,000               -        (70,000)             -
                                                        ---------------   ------------   -------------    -----------     ----------

               Total current liabilities                        515,101     6,100,516         524,057     (1,039,970)     6,099,704

LONG-TERM DEBT                                                        -     6,964,623       3,581,648              -     10,546,271

OWNERS' DEFICIT
     Partners' deficit                                                -    (2,048,648)              -      2,048,648              -
     Stockholders' deficit
         Common stock, $10 par value, authorized, issued
            and outstanding shares, 100                               -             -           1,000         (1,000)             -
         Common stock, $0.001 par value, authorized, issued
            and outstanding shares, 2,300,000                    60,000             -               -        (57,700)         2,300
         Additional paid-in capital                           4,274,616             -                     (3,551,047)       723,569
         Accumulated deficit                                 (4,849,717)            -        (290,786)     2,601,069     (2,539,434)
                                                           ------------   ------------    ------------    ----------     -----------

               Total owners' deficit                           (515,101)   (2,048,648)       (289,786)     1,039,970     (1,813,565)
                                                           ------------   ------------    ------------    ----------     -----------

TOTAL LIABILITIES AND OWNERS' DEFICIT                     $           -  $ 11,016,491   $   3,815,919   $          -    $ 14,832,410
                                                           ============   ============    ============    ==========     ===========































See accompanying notes to unaudited pro forma consolidated financial statements.

                              SONOMA INTERNATIONAL
                             (A Nevada Corporation)
           Pro Forma Consolidated Statement of Operations (unaudited)
                            Year ended June 30, 1996

                                                                         Historical - Note 1             Note 2
                                                             --------------------------------------    Pro Forma     Pro Forma
                                                               Sonoma          JRML       KWCHI       Adjustments     Balance
                                                             ----------     ---------   -----------   -----------   -----------
REVENUES
     Annual slip fees                                       $         -  $  1,197,062   $   241,650   $        -    $ 1,438,712
     Boat rental                                                      -       743,442             -            -        743,442
     Lease                                                            -             -       (24,591)           -        (24,591)
     Lodge                                                            -       687,539             -            -        687,539
     Fuel                                                             -       545,320       825,544            -      1,370,864
     Convenience store and merchandise                                -       366,458             -            -        366,458
     Restaurant                                                       -       369,530             -            -        369,530
     Other                                                            -       113,175        19,368            -        132,543
                                                             ----------   -----------    ----------    ----------     ---------

            Total revenues                                            -     4,022,526     1,061,971            -      5,084,497

COST OF REVENUES
     Annual slip                                                      -       136,821         3,267            -        140,088
     Boat rental                                                      -       387,696             -            -        387,696
     Lodge                                                            -       229,667             -            -        229,667
     Fuel                                                             -       351,552       649,490            -      1,001,042
     Convenience store and merchandise                                -       285,137             -            -        285,137
     Restaurant                                                       -       316,826             -            -        316,826
     Other                                                            -       103,498             -            -        103,498
                                                             ----------   -----------    ----------    ----------     ---------

            Total cost of revenues                                    -     1,811,197       652,757            -      2,463,954
                                                             ----------   -----------    ----------    ----------     ---------

GROSS PROFIT                                                          -     2,211,329       409,214            -      2,620,543

SELLING, GENERAL AND ADMINISTRATIVE                               9,147     1,295,462       186,418      100,000      1,591,027


GAIN ON REDUCTION OF OBLIGATIONS                                 28,363             -                          -         28,363
AMORTIZATION OF GOODWILL                                              -       (68,834)       (3,382)           -        (72,216)
DEPRECIATION AND AMORTIZATION                                         -      (491,229)      (72,531)           -       (563,760)
                                                             ----------   -----------    ----------    ----------     ---------

INCOME (LOSS) FROM OPERATIONS                                    19,216       355,804       146,883     (100,000)       421,903

INTEREST EXPENSE                                                 11,284       914,562       229,637            -      1,155,483
                                                             ----------   -----------    ----------    ----------     ---------

NET INCOME (LOSS)                                           $     7,932  $   (558,758)  $   (82,754)  $ (100,000)   $  (733,580)
                                                             ==========   ===========    ==========    ==========     =========


Net income (loss) per common share                          $      0.00                 $      (828)                $     (0.32)
                                                             ==========                  ==========                   =========

Weighted average shares outstanding                          47,774,591                         100                   2,300,000
                                                             ==========                  ==========                   =========












See accompanying notes to unaudited pro forma consolidated financial statements.

                              SONOMA INTERNATIONAL
                             (A Nevada Corporation)
           Pro Forma Consolidated Statement of Operations (unaudited)
                            Year ended June 30, 1995

                                                                         Historical - Note 1                 Note 3
                                                             ------------------------------------------    Pro Forma     Pro Forma
                                                               Sonoma          JRML           KWCHI       Adjustments     Balance
                                                             ----------    ------------   -------------   -----------   -----------
REVENUES
     Annual slip fees                                      $         -    $   1,091,420   $    119,095   $          -  $  1,210,515
     Boat rental                                                     -          758,764              -              -       758,764
     Lodge                                                           -          694,079              -              -       694,079
     Fuel                                                            -          494,998        244,961              -       739,959
     Convenience store and merchandise                               -          352,601              -              -       352,601
     Restaurant                                                      -          368,594              -              -       368,594
     Lease revenue                                                   -                -        101,110              -       101,110
     Other                                                           -           94,093             67              -        94,160
                                                             ----------    ------------   ------------    -----------     ---------
                                                                                      -
            Total revenues                                           -        3,854,549        465,233              -     4,319,782

COST OF REVENUES
     Annual slip                                                     -          162,466         16,111              -       178,577
     Boat rental                                                     -          349,613              -              -       349,613
     Lodge                                                           -          234,583              -              -       234,583
     Fuel                                                            -          325,714        190,951              -       516,665
     Convenience store and merchandise                               -          276,268              -              -       276,268
     Restaurant                                                      -          314,009              -              -       314,009
     Other                                                           -           86,183              -              -        86,183
                                                             ----------    ------------   ------------    -----------     ---------

            Total cost of revenues                                   -        1,748,836        207,062              -     1,955,898
                                                             ----------    ------------   ------------    -----------     ---------

GROSS PROFIT                                                         -        2,105,713        258,171              -     2,363,884

SELLING, GENERAL AND ADMINISTRATIVE                             75,800        1,201,898         68,628        100,000     1,446,326
AMORTIZATION OF GOODWILL                                             -           18,426                             -        18,426
DEPRECIATION AND AMORTIZATION                                        -          604,854         39,673              -       644,527
                                                             ----------    ------------   ------------    -----------     ---------

INCOME (LOSS) FROM OPERATIONS                                  (75,800)         280,535        149,870       (100,000)      254,605

INTEREST EXPENSE                                                34,240          761,645        221,031              -     1,016,916
                                                             ----------    ------------   ------------    -----------     ---------

NET INCOME (LOSS)                                          $  (110,040)   $    (481,110)  $    (71,161)  $   (100,000)   $ (762,311)
                                                             ==========    ============   ============    ===========     =========

Net Income (loss) per common share                         $      0.00                    $       (712)                  $    (0.33)
                                                             ==========                   ============                    =========

Weighted average shares outstanding                         25,579,850                             100                    2,300,000
                                                             ==========                   ============                    =========
















See accompanying notes to unaudited pro forma consolidated financial statements.

                              SONOMA INTERNATIONAL
                             (A Nevada Corporation)
        Notes to Pro Forma Consolidated Financial Statements (unaudited)


NOTE 1 - HISTORICAL FINANCIAL STATEMENTS

Reflects the historical balance sheet and statements of operations of Somona, JRML and KWCHI.


NOTE 2 - PRO FORMA ADJUSTMENTS FOR JUNE 30, 1996 (See Pro Forma Adjustment Summary further)

(a) The Agreement to acquire JRML and KWCHI requires that Sonoma effect a one for two hundred reverse split, leaving 300,000 shares issued and outstanding, and issue 2,000,000 shares (with a par value of $0.001 after the reverse split) for the acquisition of the JRML and KWCHI. The partners of JRML will receive 1,500,000 shares. The shareholders of KWCHI will receive 300,000 shares. Clear Creek Investments, LLC which owns all of the outstanding shares of Jamestown Resort and Marina, Inc., the general partner for JRML will receive an additional 200,000 shares. The following shares were issued to purchase all ownership interests in JRML and KWCHI.

         (1) Reflects the issuance of 907,296 shares to acquire the JRML partners interest.

         (2)      Reflects the issuance of 300,000 shares to acquire KWCHI.

         (3) Reflects the issuance of 200,000 shares to Clear Creek Investments, LLC which owns all of the outstanding shares of Jamestown Resort and Marina, Inc., the general partner for JRML, for origination services.

         (4)      Reflects the effect of a 1 for 200 reverse split.

(b) Reflects the issuance of 111,289 shares to a related party to relieve $417,291 in interest payable.

(c) Reflects the issuance of 18,683 shares to a related party to relieve $70,000 in guarantee fees payable.

(d) Reflects the issuance of 174,200 shares to a related party to relieve $652,679 in management fees payable.

(e) Reflects the issuance of 261,563 shares to a related party for commission and incentive fees in connection with the sale of JRML.

(f) Reflects the issuance of 26,969 shares to an incentive stock plan for JRML employees and creditors.

(g) Reflects the increase in professional fees to meet the filing and related requirements of an active public company.

(h) Reflects the elimination of the accumulated deficit in the public company resulting from the reverse acquisition.


NOTE 3 - PRO FORMA ADJUSTMENTS FOR JUNE 30, 1995

(a) Reflects the increase in professional fees to meet the filing and related requirements of an active public company.

(b) Reflects the issuance of 26,690 shares to an incentive stock plan for JRML employees and creditors.

                              SONOMA INTERNATIONAL
                             (A Nevada Corporation)
        Notes to Pro Forma Consolidated Financial Statements (unaudited)


NOTE 4 - EXTRAORDINARY ITEMS NOT INCLUDED IN THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

During fiscal year 1996, Sonoma generated an extraordinary gain from conversion of debt to equity of $418,699. JRML also had an extraordinary gain on debt extinguishment of $2,518,487 during this period. These items are not reflected in the accompanying pro forma consolidated financial statements.


NOTE 5 - INCOME TAXES

On a consolidated basis, Sonoma, the KWCHI (S-Corporation), and JRML (the Partnership) incurred losses for 1996 and 1995, and the more likely than not criterion as to whether income will be generated in the future has not been met. Therefore, a 100% valuation allowance has been recorded against the tax benefit generated from any proforma net operating losses. Accordingly, the accompanying pro forma statements of operations do not reflect any income tax expense (benefit).

                              SONOMA INTERNATIONAL
                             (A NEVADA CORPORATION)
                          Pro Forma Adjustment Summary



                                  Balance Sheet
                                  June 30, 1996

                                                                                                                     Accumulated
                                        Accrued      Accrued                 Common   Common     Additional           deficit
                Accrued    Accrued     management   guarantee    Partners'   Stock    Stock       paid-in              and net
                interest  liabilities     fees        fees       deficit    $10 par  $0.001 par   capital              loss
Note 2(a)(1)    $          $          $             $          $2,048,648  $         $    907     $      (907)   $    (2,048,648)

Note 2(a)(2)                                                                (1,000)       300             700

Note 2(a)(3)                                                                              200            (200)

Note 2(a)(4)                                                                          (59,700)         59,700

Note 2(b)       (417,291)                                                                 111         417,180

Note 2(c)                                            (70,000)                              19          69,981

Note 2(d)                              (652,679)                                          174         652,505

Note 2(e)                                                                                 262            (262)

Note 2(f), 3(b)                                                                            27          99,973           (100,000)

Note 2(g), 3(a)             100,000                                                                                     (100,000)

Note 2(h)                                                                                          (4,849,717)         4,849,717


                $(417,291) $100,000   $(652,679)    $(70,000)  $2,048,648  $(1,000)  $(57,700)    $(3,551,047)   $     2,601,069









    Statement of Operations          Statement of Operations
   Year ended June 30, 1996         Year ended June 30, 1995


       Selling General                   Selling General
            and                                and
       Administrative                      Administrative

Note 2(g) $50,000                      Note 3(a) $ 50,000

Note 2(f)  50,000                      Note 3(b)   50,000


         $100,000                         $       100,000

                                    EXHIBIT A

         Article IV of the Articles of Incorporation of Sonoma International will be amended by the addition of the following paragraph immediately following paragraph 3 thereof:


                                  ARTICLE FOUR

         "The authorized capital stock of the Corporation is 20,000,000 shares of Common Stock, par value $0.001 per share. Upon filing of this amendment with the Department of State of the State of Nevada, the sixty million (60,000,000) presently outstanding shares of the Corporation's Common Stock par value of $0.001 per share shall forthwith be reclassified and converted into 300,000 shares of the new Common Stock of the par value of $0.001 per share at the rate of one-two hundredth (1/200) share of the new Common Stock of the par value $0.001 per share for each share of the presently outstanding Common Stock of the par value of $0.001 per share. The Corporation shall not issue fractional shares but shall pay in cash the fair value, as determined by the Board of Directors, of fractional interests in shares as of the time when those entitled to receive the interests are determined."


                                    EXHIBIT B

         Article I of the Articles of Incorporation of Sonoma International will be changed to read as follows:

                                   ARTICLE ONE

    "The name of the Corporation is American Lodging & Leisure Corporation."